DATED	14 OCTOBER 2014

AMENDMENT AND RESTATEMENT AGREEMENT

relating to a

EUR 92,500,000
MULTIPURPOSE FACILITIES AGREEMENT

originally dated 25 SEPTEMBER 2012

for

THE ORGANIC CORPORATION B.V.

as the Company and as Guarantor

with

TRADIN ORGANIC AGRICULTURE B.V., SUNOPTA FOODS EUROPE B.V., TRADIN

ORGANICS USA, LLC. and TRABOCCA B.V.

as Borrowers

arranged by

ING BANK N.V., COOPERATIEVE CENTRALE RAIFFEISSEN-BOERENLEENBANK B.A.
AND DEUTSCHE BANK AG, AMSTERDAM BRANCH

with

ING BANK N.V.

acting as Facility Agent

and

ING BANK N.V.

acting as Security Agent

AS AMENDED AND RESTATED ON, AMONG OTHERS 15 AUGUST 2013, 6 JANUARY

2014 AND 14 OCTOBER 2014

THIS AMENDMENT AND RESTATEMENT AGREEMENT is made on 14 OCTOBER 2014

BETWEEN:

(1)	THE ORGANIC CORPORATION B.V. as the Company (the "Company") and as guarantor;

(2)

TRADIN ORGANIC AGRICULTURE B.V., SUNOPTA FOODS EUROPE B.V., TRADIN ORGANICS USA, LLC (formerly known as TRADIN ORGANICS USA, INC). and TRABOCCA B.V. as borrowers (the "Original Borrowers") and as guarantors (together with the Company in its capacity as guarantor, the "Original Guarantors");

(3)

ING BANK N.V., COOPERATIEVE CENTRALE RAIFFEISSEN- BOERENLEENBANK B.A. and DEUTSCHE BANK AG, AMSTERDAM BRANCH as arrangers (whether acting individually or together the "Arranger") and as lenders (the "Original Lenders"); and

(4)	ING BANK N.V. as facility agent (the "Facility Agent") and as security agent for the other Finance Parties (the "Security Agent").

BACKGROUND:

A	ING Bank N.V. and ABN AMRO Bank N.V. made certain facilities available to the Company pursuant to the Original Facilities Agreement (as defined below).

B

ABN AMRO Bank N.V. has resigned as Lender and has released all its rights and obligations against any other party to the Original Facilities Agreement prior to the entry into by the Parties of this Agreement.

C	The Facility Agent and the Original Lenders have agreed to amend the Original Facilities Agreement as set out below.

D	Parties accordingly agree as follows.

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Amended Facilities Agreement" means the Original Facilities Agreement, as amended and restated by this Agreement and attached as schedule 2 (Restated Agreement);

"Effective Date" means the date on which the Facility Agent confirms to the Original Lenders and the Company that it has received each of the documents and other evidence listed in schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Facility Agent;

"Guarantee Obligations" means the guarantee and indemnity obligations of a Guarantor contained in the Original Facilities Agreement;

Amendment and Restatement Agreement - Tradin	1

"Original Facilities Agreement" means the multipurpose facilities agreement dated 25 September 2012 between among others, the Company, the Facility Agent and the Security Agent as amended by the amendment and restatement agreements dated 15 August 2013 and 6 January 2014; and

"US Security Agreement" means the security agreement dated 25 September 2012 between Tradin Organics USA, LLC., Trabocca B.V. and the Security Agent in respect of inventory, title documents, accounts, and supporting obligations related to the foregoing, together will all books, records, writings, databases, information, materials or other property relating to any of the foregoing as amended on 15 August 2013.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in the Amended Facilities Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facilities Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

In this Agreement any reference to a "clause" or a "schedule" is, unless the context otherwise requires, a reference to a clause in or a schedule to this Agreement.

1.4	Designation

In accordance with the Original Facilities Agreement, each of the Company and the Facility Agent designates this Agreement as a Finance Document.

2.	REPRESENTATIONS

The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

(a)	the date of this Agreement; and

(b)	the Effective Date,

and references to "this Agreement" in the Repeating Representations should be construed as references to this Agreement and to the Original Facilities Agreement and on the Effective Date, to the Amended Facilities Agreement.

3.	RESTATEMENT AND WAIVERS

Restatement of the Original Facilities Agreement

With effect from the Effective Date the Original Facilities Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in schedule 2 (Restated Agreement). For the avoidance of doubt, with effect from the Effective Date, Cooperatieve Centrale Raiffeissen-Berenleenbank B.A. and Deutsche Bank AG, Amsterdam Branch accede to the Amended Facilities Agreement as Lenders and agree to be bound by its provisions.

Amendment and Restatement Agreement - Tradin	2

4.	CONTINUITY AND FURTHER ASSURANCE

4.1	Continuing obligations

The provisions of the Original Facilities Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

4.2	Confirmation of Guarantee Obligations

For the avoidance of doubt, each Guarantor confirms for the benefit of the Finance Parties that all Guarantee Obligations owed by it under the Amended Facilities Agreement shall (a) remain in full force and effect notwithstanding the amendments referred to in clause 0 (Restatement of the Original Facilities Agreement) and (b) extend to any new obligations assumed by any Obligor under the Finance Documents as a result of this Agreement (including, but not limited to, under the Amended Facilities Agreement).

4.3	Confirmation of Security

For the avoidance of doubt, each Obligor confirms for the benefit of the Finance Parties that, the Security created by it pursuant to each Security Document to which it is a party shall (a) remain in full force and effect notwithstanding the amendments referred to in clause 0 (Restatement of the Original Facilities Agreement) and (b) continue to secure its Secured Obligations under the Finance Documents as amended (including, but not limited to, under the Amended Facilities Agreement).

4.4	Further assurance

Each Obligor, shall, at the request of the Facilities Agent and at such Obligor's own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.	COSTS AND EXPENSES

Transaction expenses

The Company shall promptly on demand pay the Facility Agent, the Arranger, and the Security Agent the amount of all costs and expenses (including but not limited to pre-agreed legal fees) reasonably incurred by any of them (and in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

6.	MISCELLANEOUS

6.1	Incorporation of terms

The provisions of clause 34 (Notices), clause 36 (Partial Invalidity) and clause 37 (Remedies and Waivers) of the Original Facilities Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" or "the Finance Documents" are references to this Agreement.

6.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

Amendment and Restatement Agreement - Tradin	3

7.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by Dutch law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Amendment and Restatement Agreement - Tradin	4

SCHEDULE 1: CONDITIONS PRECEDENT

1.	Dutch Obligors

(a)

A copy of the constitutional documents of each of the Dutch Obligors including, in relation to the Company, a copy of the articles of association (statuten) and deed of incorporation (oprichtingsakte) as well as an extract (uittreksel) from the Dutch. Commercial Register (Handelsregister) of the Company.

(b)	A copy of a resolution of the board of managing directors or board of directors of each of the Dutch Obligors:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement; and

(ii)	authorising a specified person or persons to execute this Agreement on its behalf.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)

If applicable, a copy of the resolution of the board of supervisory directors of each of the Dutch Obligors where relevant approving the resolutions of the board of managing directors and the transactions contemplated thereby.

(e)	If applicable, a copy of the resolution of the shareholders of each of the Dutch Obligors approving the resolutions of the board of managing directors and the transactions contemplated thereby.

(f)

A certificate of an authorised signatory of the Company on behalf of the Dutch Obligors (signed by a director of the Company) certifying that each copy document specified in this schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal Opinion

(a)

A legal opinion of DLA Piper LLP US, legal advisors to the Arranger and the Facility Agent as to New York law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)	A legal opinion of DLA Piper UK, legal advisors to the Arranger and the Facility Agent as to English law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)

A legal opinion of DLA Piper Nederland N.V., legal advisors to the Arranger and the Facility Agent as to Dutch law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.	Security Document

(a)

A ratification agreement between Tradin Organics USA, LLC, Trabocca B.V. and the Security Agent relating to the US security agreement, dated as of September 25, 2012 as amended on 15 August 2013 pursuant to which the US Obligor and Trabocca B.V. pledged certain assets, including stocks in warehouses, as collateral for its obligations under the Facilities Agreement.

Amendment and Restatement Agreement - Tradin	5

(b)	An English law charge over inventory between Tradin Organics USA, LLC, Tradin Agriculture B.V., SunOpta Foods Europe B.V. and Trabocca B.V. as chargors and the security agent as security agent.

(c)	An amendment agreement relating to the Dutch law governed deed of pledge of moveable assets and title documents.

4.	Other documents and evidence

(a)	This Agreement duly executed by all parties to this Agreement.

(b)	Evidence that the aggregate amount of the Financial Indebtedness incurred by all members of the Group, which are not Obligors, does not exceed the amount of EUR 10,000,000.

(c)

An executed copy of a €30,000,000 sub-facility relating to an overdraft facility, a guarantee facility, a balance set-off system and interest set-off system between the Company and ING Bank N.V. on the terms and conditions satisfactory to the Facility Agent.

(d)

An overview of all Financial Indebtedness permitted under paragraph (c) of the definition of Permitted Financial Indebtedness as well as of any intra-group Financial Indebtedness as at the date of this Agreement in a form and substance satisfactory to the Facility Agent.

(e)	An overview of all Rolled In Instruments (accompanied with an overview of each Rolled In Instruments tenor) as at the date of this Agreement in a form and substance satisfactory to the Facility Agent.

(f)

Agreement between the Company and the Facility Agent (acting on the instructions of the Original Lenders) in respect of the costs and scope for the audit to be performed in respect of the Borrowing Base prior to 31 December 2014.

(g)	Signed Fee Letters between the relevant Original Lenders and the relevant Original Guarantors.

(h)

Signed copy of the "terms and conditions for the issuance of guarantees" of Deutsche Bank AG, Amsterdam Branch by Trabocca B.V., Tradin Organic Agriculture B.V., Sunopta Foods Europe B.V. and Tradin Organics USA LLC

(i)	A copy of a letter of comfort to be provided by SunOpta Inc. on the terms and conditions satisfactory to the Facility Agent.

(j)	Evidence that ABN AMRO Bank has resigned as Lender under the Original Facilities Agreement.

(k)

A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Company accordingly prior to the date of this Agreement) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of this Agreement.

Amendment and Restatement Agreement - Tradin	6

5.	USA Documents

(a)

A copy of a good standing certificate with respect to Tradin Organics USA LLC, issued as of a recent date by the Secretary of State or other appropriate official of Tradin Organics USA LLC jurisdiction of organisation.

(b)	A copy of a resolution of the board of managing directors or board of directors of the US Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Agreement and resolving that it executes the Agreement; and

(ii)	authorising a specified person or persons to execute the Agreement on its behalf.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph 5(b) above.

(d)

If applicable, a copy of the resolution of the board of supervisory directors of the US Obligor where relevant approving the resolutions of the board of managing directors and the transactions contemplated thereby.

(e)	A copy of the resolution of the shareholders of the US Obligor approving the resolutions of the board of managing directors and the transactions contemplated thereby.

(f)

A certificate of an authorised signatory of Tradin Organics USA LLC (signed by a director or authorised signatory of Tradin Organics USA LLC) certifying that each copy document specified in this schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

Amendment and Restatement Agreement - Tradin	7

[Intentionally left blank]

Amendment and Restatement Agreement - Tradin	8

SIGNATURES

THE COMPANY

THE ORGANIC CORPORATION B.V.

By: /s/ K.S. Koun

Address:

Fax:

THE ORIGINAL BORROWERS

TRADIN ORGANIC AGRICULTURE B.V.

By: /s/ K.S. Koun

Address:

Fax:

SUNOPTA FOODS EUROPE B.V.

By: /s/ K.S. Koun

Address:

Fax

TRADIN ORGANICS USA, LLC

By: /s/ K.S. Koun

Address:

Fax:

TRABOCCA B.V.

By: /s/ K.S. Koun

Address:

Fax:

Amendment and Restatement Agreement - Tradin	9

THE ARRANGERS

ING BANK N.V.

By: /s/ E. A. Mallant /s/ S.W. Heidenkamp

Address:

Fax:

COOPERATIEVE CENTRALE RAIFFEISSEN-BOERENLEENBANK B.A.

By: /s/ R.G.C. Steenbeeke /s/ T.B.H Servatius

Address:

Fax:

DEUTSCHE BANK AG, AMSTERDAM BRANCH

By: /s/ R. Coerzaadts /s/ M.W.Y. Sangers

Address:

Fax:

THE FACILITY AGENT

ING BANK N.V.

By: /s/ E.A. Mallant /s/ S.W. Heidenkamp

Address:

Fax:

Attention:

Amendment and Restatement Agreement - Tradin	10

THE SECURITY AGENT

ING BANK N.V.

By: /s/ E. A. Mallant /s/ S.W. Heidenkamp

Address:

Fax:

Attention:

THE ORIGINAL LENDERS

ING BANK N.V.

By: /s/ E. A. Mallant /s/ S.W. Heidenkamp

Address:

Fax:

COOPERATIEVE CENTRALE RAIFFEISSEN-BOERENLEENBANK B.A.

By: /s/ R.G.C. Steenbeeke /s/ T.B.H. Servatius

Address:

Fax:

DEUTSCHE BANK AG, AMSTERDAM BRANCH

By: /s/ R. Coerzaadts /s/ M.W.Y. Sangers

Address:

Fax:

Amendment and Restatement Agreement - Tradin	11

SCHEDULE 2: RESTATED AGREEMENT

Amendment and Restatement Agreement - Tradin	12

SCHEDULE 2

DATED	2014

EUR 92,500,000

MULTIPURPOSE FACILITIES AGREEMENT

originally dated 25 SEPTEMBER 2012

for

THE ORGANIC CORPORATION B.V.

as the Company and as Guarantor

with

TRADIN ORGANIC AGRICULTURE B.V., SUNOPTA FOODS EUROPE B.V., TRADIN

ORGANICS USA LLC. and TRABOCCA B.V.

as Borrowers

arranged by

ING BANK N.V., COOPERATIEVE CENTRALE RAIFFEISSEN-BOERENLEENBANK B.A.
AND DEUTSCHE BANK AG, AMSTERDAM BRANCH

with

ING BANK N.V.

acting as Facility Agent

and

ING BANK N.V.

acting as Security Agent

AS AMENDED AND RESTATED ON, AMONG OTHERS, 15 AUGUST 2013, 6 JANUARY
2014 and 14 October 2014

THIS AGREEMENT is originally dated 25 September 2012 (and references to "the date of this Agreement" and "the date hereof" shall be construed accordingly) and amended and restated pursuant to the Amendment and Restatement Agreements (including on this date) respectively and made between:

(1)	THE ORGANIC CORPORATION B.V. as the Company (the "Company") and as guarantor;

(2)

TRADIN ORGANIC AGRICULTURE B.V., SUNOPTA FOODS EUROPE B.V., TRADIN ORGANICS USA LLC (FORMERLY KNOWN AS TRADIN ORGANICS USA INC.) and TRABOCCA B.V. as borrowers (the "Original Borrowers") and as guarantors (together with the Company in its capacity as guarantor, the "Original Guarantors");

(3)

ING BANK N.V., COOPERATIEVE CENTRALE RAIFFEISSEN- BOERENLEENBANK B.A. AND DEUTSCHE BANK AG, AMSTERDAM BRANCH as arrangers (whether acting individually or together the "Arranger") and as lenders (the "Original Lenders"); and

(4)	ING BANK N.V. as facility agent (the "Facility Agent") and as security agent for the other Finance Parties (the "Security Agent").

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Acceptable Bank" means:

(a)

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A3 or higher by Moody's Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)	any other bank or financial institution approved by the Facility Agent.

"Accession Letter" means a document substantially in the form set out in schedule 5 (Form of Accession Letter);

"Additional Borrower" means a company which becomes an Additional Borrower in accordance with clause 27 (Changes to the Obligors);

"Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with clause 27 (Changes to the Obligors);

"Additional Obligor" means an Additional Borrower or an Additional Guarantor;

3

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company, including, in relation to Cooperatieve Centrale Raiffeissen-Boerenleenbank B.A. (trading as Rabobank) only, any related bank (aangesloten bank) or member (lid);

"Amendment and Restatement Agreements" means the amendment and restatement agreements dated, among others, 15 August 2013 and 6 January 2014 between, among others, the Company, the Facility Agent and the Security Agent relating to this Agreement;

"Anti Boycott Regulations" means the Council Regulation (EC) No 2271/96 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung - AWV) in connection with section 4 paragraph 1 a no. 3 German Foreign Trade Law (Auenwirtschaftsgesetz - AWG) and/or any other applicable anti-boycott laws or regulations;

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

"Available Participation" means, in relation to Facility 1, a Lender's Facility 1 Participation minus (subject as set out below):

(a)	the Base Currency Amount of:

(i)	its participation in any outstanding Loans or Letters of Credit;

(ii)	the aggregate of the Overdraft Facility Maximum Amounts relating to Overdraft Facilities made available by it; and

(iii)	(in the case of the Guarantee Facility Lender) the Base Currency Amount of its Guarantee Facility Maximum Amount; and

(b)	in relation to any proposed Facility 1 Utilisation, the Base Currency Amount of:

(i)	its participation in any other Facility 1 Utilisations (other than Overdrafts) that are due to be made on or before the proposed Utilisation Date;

(ii)	the Overdraft Facility Maximum Amount relating to any Overdraft Facility that is due to be made available on or before the proposed Utilisation Date; and

(iii)

(in the case of the Guarantee Facility Lender) the Base Currency Amount of its Guarantee Facility Maximum Amount if the Guarantee Facility is due to be made available on or before the proposed Utilisation Date;

For the purposes of calculating a Lender's Available Participation in relation to any proposed Facility 1 Utilisation the following amounts shall not be deducted from a Lender's Participation:

(iv)	that Lender's participation in any Facility 1 Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

4

(v)	that Lender's Overdraft Facility Maximum Amounts and Guarantee Facility Maximum Amount to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date;

"Base Currency" means EUR; "Base Currency Amount" means:

(a)

in relation to a Loan or Letter of Credit, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the relevant Lender's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the relevant Lender receives the Utilisation Request) and, in the case of a Letter of Credit, as adjusted under clause 5.7 (Revaluation of Letters of Credit));

(b)

in relation to a Sub-Facility Maximum Amount, the amount specified as such in the notice delivered to the Facility Agent by the Company pursuant to clause 5.8(b)(i) (Overdraft Facilities and the Guarantee Facility) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the relevant Lender's Spot Rate of Exchange on the date which is three Business Days before the commencement date for that Sub-Facility; and

(c)

in relation to a Pre-settlement Facility Maximum Amount, the amount specified as such in the notice delivered to the Facility Agent by the Company pursuant to clause 6.1(b)(i) (Availability of Facility 2) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the relevant Lender's Spot Rate of Exchange on the date which is three Business Days before the commencement date for that Pre-settlement Facility, and adjusted in all cases to reflect any repayment or prepayment of the Utilisation or (as the case may be) cancellation or reduction of a Sub-Facility or Pre-settlement Facility;

"Base Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Base Reference Banks:

(a)	in relation to LIBOR, as the rate at which the relevant Base Reference Bank could borrow funds in the London interbank market; or

(b)	in relation to EURIBOR, as the rate at which the relevant Base Reference Bank could borrow funds in the European interbank market,

in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period;

"Base Reference Banks" means, in relation to LIBOR, the principal London offices of ING Bank N.V., Rabobank and Deutsche Bank AG and, in relation to EURIBOR, the principal office in the Netherlands of ING Bank N.V., Rabobank and Deutsche Bank AG, Amsterdam Branch or such other banks as may be appointed by the Facility Agent in consultation with the Company;

"Borrower" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with clause 27 (Changes to the Obligors);

"Borrowing Base" has the meaning given to it in clause 9 (Borrowing Base);

5

"Borrowing Base Certificate" means a certificate substantially in the form set out in schedule 8 (Form of Borrowing Base Certificate);

"Break Costs" means the amount (if any) by which:

(a)

the interest (excluding the relevant Margin) which a Lender should have received for the period from the date of receipt of all or any part of a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, London and New York and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day;

"Canadian Condition Subsequent Date" means the date on which the conditions subsequent in respect of the Canadian jurisdiction as specified in clause 24.27(f) (Conditions subsequent), are fulfilled;

"Change of Control" means Sunopta Inc. or any funds controlled by Sunopta Inc. cease directly or indirectly to:

(a)	have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Company or Cooperatie Sunopta U.A.;

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Company or Cooperatie Sunopta U.A.; or

(iii)

give directions with respect to the operating and financial policies of the Company or Cooperatie Sunopta U.A. with which the directors or other equivalent officers of the Company or Cooperatie Sunopta U.A. are obliged to comply; or

(b)

hold beneficially more than 50% of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) or 50% of the members interest of Cooperatie Sunopta U.A.;

6

"Charged Property" means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security;

"Code" means the US Internal Revenue Code of 1986, as amended;

"Compliance Certificate" means a certificate substantially in the form set out in schedule 7 (Form of Compliance Certificate);

"Commodity Hedging Facility" means any commodity hedging facility made available by a Facility 3 Lender in accordance with clause 7 (Utilisation - Facility 3);

"Commodity Hedging Facility Document" means each document relating to or evidencing the terms of a Commodity Hedging Facility;

"Commodity Hedging Facility Maximum Amount" means, in relation to a Commodity Hedging Facility, the maximum amount of such Commodity Hedging Facility as specified pursuant to clause 7.1(b)(i)(D) (Availability of Facility 3) as the same may be reduced from time to time;

"Commodity Hedging Facility Outstandings" means, in relation to a Commodity Hedging Facility, all actual and contingent liabilities of each Borrower under such Commodity Hedging Facility;

"Cost of Funds" means, in relation to any Lender (excluding Rabobank) and any Utilisation, the cost of funds as notified by such Lender to the Company from time to time;

"Council" means the council of the European Union;

"CRD IV" means Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC;

"CRR" means Regulation (EU) no. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

"Deed of Assignment" has the meaning given to it in clause 26.6 (Procedure for assignment);

"Default" means an Event of Default or any event or circumstance specified in clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

"Defaulting Lender" means any Lender:

(a)

which has other than on the basis of clause 4.2 (Uncommitted Facilities) failed to make its participation in a Loan or Overdraft Facility available (or has notified the Facility Agent or the Company (which has notified the Facility Agent) that it will not make its participation in a Loan or Overdraft Facility available) by the Utilisation Date of that Loan or Overdraft Facility in accordance with Clause 5 (Utilisation - Facility 1);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

7

(c)

which is an Issuing Lender which has other than on the basis of clause 4.2 (Uncommitted Facilities) failed to issue a Letter of Credit (or has notified the Facility Agent or the Company (which has notified the Facility Agent) that it will not issue a Letter of Credit) in accordance with Clause 5 (Utilisation - Facility 1) or which has failed to pay a claim (or has notified the Facility Agent or the Company (which has notified the Facility Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 8.3 (Claims under a Letter of Credit); or

(d)	with respect to which an Insolvency Event (other than an Undisclosed Administration) has occurred and is continuing,

unless, in the case of paragraphs (a) and (c) above:

(i)	its failure to pay, or to issue a Letter of Credit, is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question;

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent;

"Disruption Event" means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

"Dutch Borrower" means a Borrower whose jurisdiction of organisation is the Kingdom of the Netherlands;

"Dutch Civil Code" means the Dutch Civil Code (Burgerlijk Wetboek);

"Dutch FSA" means the Financial Supervision Act (Wet op het financieel toezicht), including any regulations issued pursuant thereto;

8

"Economic Sanctions Law" means (i) the International Emergency Economic Powers Act of 1977, as amended, the Trading with the Enemy Act of 1917, as amended, and any US executive order issued thereunder and in effect from time to time; (ii) the foreign assets control regulations codified at Title 31, Subtitle B, Chapter V of the US Code of Federal Regulations, as amended, and any other enabling legislation thereof; and (iii) any trade, economic or financial sanctions administered by the United Nations Security Council or any sanctions committee, institution or agency thereof, the European Union or any member state thereof, the Asset Freezing Unit of Her Majesty's Treasury, or any other relevant national sanctions authority, institution or agency;

"Eligible Inventory" has the meaning given to it in clause 9 (Borrowing Base);

"Eligible Receivable" has the meaning given to it in clause 9 (Borrowing Base);

"Employee Plan" means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA, or Section 412 of the Code, and in respect of which an Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA;

"Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law;

"Environmental Law" means any applicable law in any jurisdiction in which any member of the Group and/or Tradin Organics USA LLC conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants;

"Environmental Permits" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group and/or Tradin Organics USA LLC conducted on or from the properties owned or used by the relevant member of the Group and/or Tradin Organics USA LLC;

"ERISA" means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date;

"ERISA Affiliate" means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with an Obligor, pursuant to Section 414(b), (c), (in) or (o) of the Code or Section 4001 of ERISA;

"ERISA Event" means

(a)

any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event;

(b)

the filing of a notice of intent to terminate any Employee Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041(c) of ERISA;

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(c)	the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(d)

any failure by any Employee Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Employee Plan, in each case whether or not waived;

(e)

the failure to make a required contribution to any Employee Plan that would reasonably be expected to result in the imposition of an encumbrance under Section 412 of the Code, or a filing under Section 412(c) of the Code or Section 302(c) of ERISA of any request for a minimum funding variance, with respect to any Employee Plan or Multiemployer Plan;

(f)	an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA;

(g)	the complete or partial withdrawal of any Obligor or any ERISA Affiliate from any Employee Plan or a Multiemployer Plan;

(h)	an Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA);

(i)	a determination that any Employee Plan is, or is expected to be, in "at risk" status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code; and

(j)

the receipt by an Obligor or any of its ERISA Affiliates of any notice of the imposition of withdrawal liability or of a determination that a Multiemployer Plan is, or is expected to be, in "endangered" or "critical" status within the meaning of Section 305 of ERISA;

"EURIBOR" means, in relation to any Loan or Overdraft Outstanding in euro:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan or Overdraft Outstanding), the Interpolated Screen Rate for that Loan or Overdraft Outstanding; or

(c)	if:

(i)	no Screen Rate is available for the Interest Period for that Loan or Overdraft Outstanding; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan or Overdraft Outstanding,

the Base Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for euro and for a period equal in length to the Interest Period of that Loan or Overdraft Outstanding and, if that rate is less than zero, EURIBOR shall be deemed to be zero;

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"Existing Facilities Agreement" means the EUR 48,000,000 multipurpose facilities agreement dated 25 September 2012 between among others, the Company, the Facility Agent and the Security Agent as amended by the Amendment and Restatement Agreements;

"Existing Overdraft Facilities" means the overdraft facilities provided by ING Bank N.V. and ABN AMRO Bank N.V. prior to the date of this Agreement;

"Event of Default" means any event or circumstance specified as such in clause 25 (Events of Default);

"Expiry Date" means, for a Letter of Credit, the last day of its Term;

"Facilities" means Facility 1, Facility 2 and Facility 3, including any Sub-Facility under Facility 1, any Pre-settlement Facility under Facility 2 and any commodity hedging facility under Facility 3 (and "Facility" means any of them);

"Facility 1" means the uncommitted borrowing base secured working capital facility made available under this Agreement as described in clauses 2.1(a)(i) and 2.1(a)(ii) (The Facilities) which comprises of Facility 1A and Facility 1B collectively (or, as the context may require, Facility 1A or Facility 1B);

"Facility 1A" means the uncommitted borrowing base secured working capital facility made available under this Agreement as described in clause 2.1(a)(i) (The Facilities) by the relevant Original Lenders specified in in schedule 1 (The Original Lenders);

"Facility 1B" means the uncommitted borrowing base secured working capital facility made available under this Agreement as described in 2.1(a)(ii) (The Facilities) by the relevant Original Lender specified in in schedule 1 (The Original Lenders);

"Facility 1 Lender" means any Lender in its capacity as providers of Facility 1 (being the Facility 1A Lenders and the Facility 1B Lender or the relevant one of them, as the context requires);

"Facility 1A Lenders" means a Lender in its capacity as a provider of Facility 1A;

"Facility 1B Lender" means the relevant Lender in its capacity as a provider of Facility 1B;

"Facility 1 Maximum Amount" means, at any time, the aggregate of the Facility 1 Participations, being EUR 85,000,000 as at the date hereof;

"Facility 1 Participation" means the Facility 1A Participation and / or the Facility 1B Participation (as the context requires).

"Facility 1A Participation" means:

(a)

in relation to an Original Lender, the amount set opposite its name under the headings "Facility 1A Participation" in schedule 1 (The Original Lenders) and the amount of any other "Facility 1A Participation" transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Facility 1A Participation transferred to it under this Agreement;

to the extent not cancelled, reduced or transferred by it under this Agreement;

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"Facility 1B Participation" means:

(a)

in relation to an Original Lender, the amount set opposite its name under the headings "Facility 1B Participation" in schedule 1 (The Original Lenders) and the amount of any other "Facility 1B Participation" transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Facility 1B Participation transferred to it under this Agreement;

to the extent not cancelled, reduced or transferred by it under this Agreement;

"Facility 1 Utilisation" means a Loan, an Overdraft or (in relation to Facility 1B only) a Letter of Credit;

"Facility 2" means the secured pre-settlement facility made available by the Facility 2 Lender under this Agreement as described in clause 2.1(a)(iii) (The Facilities);

"Facility 2 Lender" means a Lender in its capacity as a provider of Facility 2;

"Facility 2 Maximum Amount" means, at any time, the aggregate of the Facility 2 Participations, being EUR 2,500,000 as at the date hereof;

"Facility 2 Participation" means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading "Facility 2 Participation" in schedule 1 (The Original Lenders) and the amount of any other Facility 2 Participation transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Facility 2 Participation transferred to it under this Agreement;

to the extent not cancelled, reduced or transferred by it under this Agreement;

"Facility 3" means the secured commodity hedging facility made available by the Facility 3 Lender under this Agreement as described in clause Error! Reference source not found. (The Facilities);

"Facility 3 Lender" means a Lender in its capacity as a provider of Facility 3;

"Facility 3 Maximum Amount" means, at any time, the aggregate of the Facility 3 Participations, being EUR 5,000,000 as at the date hereof;

"Facility 3 Participation" means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading "Facility 3 Participation" in schedule 1 (The Original Lenders) and the amount of any other Facility 3 Participation transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Facility 3 Participation transferred to it under this Agreement;

to the extent not cancelled, reduced or transferred by it under this Agreement;

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"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement;

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)

in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement;

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA;

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction;

"Fee Letter" means:

(a)

any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Facility Agent and the Company or the Security Agent and the Company) setting out any of the fees referred to in clause 14 (Fees); and

(b)	any other agreement setting out fees referred to in clause 13.3 (Interest, commission and fees on Pre-settlement Facilities);

"Final Maturity Date" means, in relation to Facility 1, Facility 2 and Facility 3, the date on which a Lender, in its sole discretion, notifies the Company of its decision to cancel and demand repayment of Facility 1 and/or Facility 2 and/or Facility 3;

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"Finance Document" means this Agreement, the Security Documents, any Fee Letter, any Accession Letter, any Resignation Letter, any Pre-settlement Facility Document, any Commodity Hedging Facility Document and any other document designated as a "Finance Document" by the Facility Agent and the Company;

"Finance Party" means the Facility Agent, the Arranger, the Security Agent, a Lender, the Guarantee Facility Lender or an Issuing Lender;

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition but which is classified as a borrowing under GAAP;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above;

"GAAP" means in relation to Tradin Organic Agriculture B.V., SunOpta Foods Europe B.V., Trabocca B.V. and The Organic Corporation B.V., generally accepted accounting principles in the Kingdom of the Netherlands and in relation to Tradin Organics USA LLC, generally accepted accounting principles in the US;

"Group" means the Company and its Subsidiaries for the time being.

"Group Structure Chart" means the group structure chart showing:

(a)	all members of the Group, including current name and company registration number, its jurisdiction of incorporation and/or establishment and a list of shareholders;

(b)	any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person;

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"Guarantee Facility" means the guarantee facility made available under this Agreement as part of the Guarantee Facility Lender's Facility 1 Participation as described in paragraph (b) of clause 2.1 (The Facilities);

"Guarantee Facility Maximum Amount" means the maximum amount of the Guarantee Facility being EUR 175,000 as at the date hereof as the same may be reduced from time to time;

"Guarantee Facility Lender" means ING Bank N.V. in its capacity a provider of the Guarantee Facility;

"Guarantor" means an Original Guarantor or an Additional Guarantor;

"Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary;

"Impaired Agent" means the Facility Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Facility Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of "Defaulting Lender"; or

(d)	an Insolvency Event (other than an Undisclosed Administration) has occurred and is continuing with respect to the Facility Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question;

"Interest Period" means, in relation to a Loan, each period determined in accordance with clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 12.4 (Default interest);

"Interpolated Screen Rate" means, in relation to LIBOR or EURIBOR for any Loan or Overdraft Outstanding, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan or Overdraft Outstanding; and

15

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan or Overdraft Outstanding,

each as of the Specified Time on the Quotation Day for the currency of that Loan or Overdraft Outstanding.

"Insolvency Event" in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

16

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

"IRS" means the US Internal Revenue Service or any successor thereto;

"Issuing Lender" means, in relation to any Letter of Credit, any Lender which has issued, or has been requested to issue, such Letter of Credit;

"Legal Reservations" means:

(a)

the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the principle of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, court protection, examinership, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void and defences of set off or counterclaim; and

(c)

any other general principles which are set out as qualifications as to matters of law in the legal opinions delivered pursuant to clause 4 (Conditions of Utilisation) and/or clause 27 (Changes to the Obligors) including (whether or not set out in such legal opinions) the qualification that security purporting to create fixed charges may create floating charges;

"Lender" means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with clause 26 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement;

"Letter of Credit" means any guarantee, indemnity, standby letter of credit, documentary or other credit or any other similar instrument in a form requested by a Borrower and agreed by the relevant Lender;

"LIBOR" means, in relation to any Loan or Overdraft Outstanding:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan or Overdraft Outstanding), the Interpolated Screen Rate for that Loan or Overdraft Outstanding; or

(c)	if:

17

(i)	no Screen Rate is available for the currency of that Loan or Overdraft Outstanding; or

(ii)	no Screen Rate is available for the Interest Period of that Loan or Overdraft Outstanding and it is not possible to calculate an Interpolated Screen Rate for that Loan or Overdraft Outstanding,

the Base Reference Bank Rate, as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the currency of that Loan or Overdraft Outstanding and for a period equal in length to the Interest Period for that Loan or Overdraft Outstanding, if that rate is less than zero, LIBOR shall be deemed to be zero;

"Loan" means a loan made or to be made under Facility 1 or the principal amount outstanding for the time being of that loan;

"Loan Margin" means, in respect of any Loan which has been made available to a Borrower by any Lender, 1.75 per cent. per annum;

"Majority Lenders" means a Lender or Lenders whose Participations aggregate more than 56% of the aggregate of the Total Facility Maximum Amounts (or, if the Total Facility Maximum Amounts have been reduced to zero, aggregated more than 56% of the Total Facility Maximum Amounts immediately prior to the reduction);

"Margin" means the Loan Margin or the Overdraft Margin, as the context may permit;

"Margin Stock" means margin stock or "margin security" within the meaning of Regulations T, U and X;

"Material Adverse Effect" means a material adverse effect on:

(a)	the business, operations, property, financial condition or prospects of any member of the Group and/or Tradin Organics USA LLC:

(b)	the ability of an Obligor to perform its payment obligations under the Finance Documents or its obligations under clause 23 (Financial Covenants); or

(c)	the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents;

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

18

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period;

"Multiemployer Plan" means a "multiemployer plan" (as defined in Section (3)(37) of ERISA) that is subject to Title IV of ERISA that is contributed to for any employees of an Obligor or any ERISA Affiliate;

"New Lender" has the meaning given to that term in clause 26 (Changes to the Lenders);

"Obligor" means a Borrower or a Guarantor;

"OECD" means the Organisation for Economic Co-operation and Development;

"OECD Countries" means: Australia, Austria, Belgium, Canada, Czech Republic, Denmark, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Japan, Korea, Luxembourg, Mexico, the Kingdom of the Netherlands, New Zealand, Norway, Poland, Portugal, Slovak Republic, Spain, Sweden, Switzerland, Turkey, United Kingdom, the United States and any country that is or becomes a member of the OECD from time to time;

"OFAC" means the Office of Foreign Assets Control of the US Department of the Treasury;

"Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in clause 4.3(a) (Conditions relating to Optional Currencies);

"Original Financial Statements" means, in relation to each of The Organic Corporation B.V., Tradin Organic Agriculture B.V. and Trabocca B.V., its audited financial statements for its financial year ended 31 December 2010 and, in relation to each of SunOpta Foods Europe B.V. and Tradin Organics USA LLC, its unaudited financial statements for its financial year ended 31 December 2010;

"Original Obligor" means each Borrower and each Guarantor originally party to this Agreement;

"Outstandings" means, in relation to:

(a)	Facility 1, the aggregate of the principal amount of each Loan and the outstanding amount of each Letter of Credit;

(b)	in relation to the Guarantee Facility, the aggregate of any amounts guaranteed by the Guarantee Facility Lender under the Guarantee Facility;

(c)	in relation to any Overdraft Facility, the Overdraft Outstandings under that Overdraft Facility;

(d)	in relation to any Pre-settlement Facility, all Pre-settlement Facility Outstandings under that Pre-settlement Facility; and

(e)	in relation to any Commodity Hedging Facility, all Commodity Hedging Facility Outstandings under that Commodity Hedging Facility;

"Overdraft" means a debit balance on current account by way of overdraft;

19

"Overdraft Account" means any bank account held with a Lender on which an overdraft under Facility 1 may be administered from time to time and which has been designated by the Company and such Lender as an "Overdraft Account";

"Overdraft Facility" means an overdraft facility established in accordance with clause 5.8 (Overdraft Facilities and the Guarantee Facility);

"Overdraft Facility Maximum Amount" means the maximum amount of an Overdraft Facility as specified pursuant to clause 5.8(b)(i)(D) (Overdraft Facilities and the Guarantee Facility) as the same may be reduced from time to time;

"Overdraft Margin" means in respect of any Overdraft Outstanding which is due by a Borrower to any Lender, 1.85 per cent. per annum;

"Overdraft Outstanding" means, at any time, any amount outstanding in overdraft on any Overdraft Account under an Overdraft Facility;

"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union;

"Participation" means, in relation to a Lender at any time, its Facility 1 Participation, Facility 2 Participation or Facility 3 Participation at such time;

"Party" means a party to this Agreement;

"PBGC" means the US Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA;

"Permitted Financial Indebtedness" means any Financial Indebtedness under or pursuant to:

(a)	the Finance Documents; and

(b)	overdraft facilities with third parties not exceeding an aggregate amount of USD 2,000,000 at any time; and

(c)

any Financial Indebtedness incurred by members of the Group and/or Tradin Organics USA LLC which are not Obligors provided that such Financial Indebtedness does not exceed EUR 10,000,000 in aggregate at any time;

"Premium" means, in respect of Rabobank, the cost of funds of Rabobank (excluding EURIBOR/LIBOR) as notified by Rabobank to the Company from time to time;

"Pre-settlement Facility" means any pre-settlement facility made available by a Facility 2 Lender in accordance with clause 6 (UTILISATION - FACILITY 2);

"Pre-settlement Facility Document" means each document relating to or evidencing the terms of a Pre-settlement Facility;

"Pre-settlement Facility Maximum Amount" means, in relation to a Pre-settlement Facility, the maximum amount of such Pre-settlement Facility as specified pursuant to clause 6.1(b)(i)(D) (Availability of Facility 2) as the same may be reduced from time to time;

20

"Pre-settlement Facility Outstandings" means, in relation to a Pre-settlement Facility, all actual and contingent liabilities of each Borrower under such Pre-settlement Facility;

"Quotation Day" means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is domestic sterling) the first day of that period;

(b)	(if the currency is euro) two TARGET Days before the first day of that period; or

(c)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the relevant Lender in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days);

"Rabobank" means Cooperatieve Centrale Raiffeissen-Boerenleenbank B.A.;

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

"Regulations T, U and X" means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

"Relevant Interbank Market" means, in relation to euro, the European interbank market, and, in relation to any other currency, the London interbank market.

"Relevant Jurisdiction" means, in relation to an Obligor:

(a)	the jurisdiction of incorporation;

(b)	the jurisdiction where any asset subject to or intended to be subject to the Transaction Security is situated; and

(c)	the jurisdiction whose laws govern any of the Finance Documents or the perfection of any of the Security Documents;

"Renewal Request" means a written notice delivered to a Lender in accordance with clause 5.6 (Renewal of a Letter of Credit);

"Reorganisation" means the sale and transfer of the Company's shares in Tradin Organics USA LLC to Co peratie SunOpta U.A., the subsequent transfer of such shares by Co peratie SunOpta U.A. to SunOpta Foods Inc. and the subsequent conversion of Tradin Organics USA LLC from a corporation to a limited liability company under the name of Tradin Organics USA LLC as set out and explained in the step-by-step memorandum dated 9 November 2012;

"Repeating Representations" means each of the representations set out in clauses 21.1 (Status) to 21.6 (Governing law and enforcement), clause 21.9 (No default), paragraph (c) of clause 21.10 (No misleading information), clause 21.16 (Financial Indebtedness), 21.20 (No Immunity), clause 21.24 (Good title to assets), clause 21.25 (Legal and beneficial owner) and clause 21.30 (Centre of main interests and establishments);

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"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;

"Resignation Letter" means a letter substantially in the form set out in schedule 6 (Form of Resignation Letter);

"Restricted Lender" has the meaning ascribed to such term in Clause 32.12 (Sanctions Provisions);

"Rolled In Instrument" means a letter of credit issued by ING Bank N.V. under the Existing Facilities Agreement on behalf of Trabocca B.V. and a guarantee for missing bills of lading under the Existing Facilities Agreement on behalf of Tradin Organic Agriculture B.V.;

"Sanctions Provisions" means any provisions contained in this Agreement regulating the effect of sanctions, including but not limited to the provisions contained in Clauses 1.1 (Definitions), 21.34 (Economic Sanctions Law), 24.26 (Economic Sanctions law compliance) 32.12 (Sanctions Provisions) and 25.21 (Economic Sanctions Law and Economic Sanctions Law Compliance in respect of Sunopta Inc.);

"Sanctioned Jurisdiction" means any country, state or territory:

(a)

which is at the relevant time, subject to a general export, import, financial or investment restriction or embargo under any economic, financial or other sanctions (i) administered by OFAC, the US State Department, any other agency of the US government, the United Kingdom, the European Union, the United Nations or any member of the Organisation for Economic Co-operation and Development; or (ii) under Economic Sanctions Law, which countries, as of the date hereof, include Burma (Myanmar), Cuba, Iran, North Korea, Russia, Sudan and Syria; or

(b)	to which it would be unlawful under any such sanctions for a Lender to make loans to entities incorporated in such country or state;

"Sanctioned Person" means any person or organization (i) located within, or doing business or operating from, a Sanctioned Jurisdiction, (ii) designated on the OFAC list of Specially Designated Nationals and Blocked Persons, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty’s Treasury, or any similar list maintained or administered by a relevant sanctions authority, institution or agency or (iii) otherwise targeted under any Economic Sanctions Law;

"Screen Rate" means:

(a)

in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate); and

(a)

in relation to EURIBOR, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate), or in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Company.

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"SEC" means the United States Securities and Exchange Commission or any successor thereto;

"Secured Obligations" means all obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity);

"Secured Parties" means the Security Agent, any Receiver or Delegate, the Facility Agent, each Lender, the Arranger and each Issuing Lender;

"Security" means a mortgage, charge, pledge, lien, assignment or transfer for security purposes, retention of title arrangement or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

"Security Documents" means each of the documents listed as being a Security Document in paragraph 2 of Part 1 of schedule 2 (Conditions Precedent) and any document required to be delivered to the Facility Agent under paragraph 10 of 2 of schedule 2 (Conditions Precedent), together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents;

"Specified Time" means a time determined in accordance with schedule 9 (timetables);

"Spot Rate of Exchange" means, in relation to a Finance Party, that Finance Party's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the Amsterdam foreign exchange market at or about 11:00 a.m. on a particular day;

"Sub-Facility" means an Overdraft Facility or the Guarantee Facility in each case provided by a Facility 1 Lender in place of all or part of such Lender's Facility 1 Participation;

"Sub-Facility Maximum Amount" means, in relation to the Guarantee Facility, the Guarantee Facility Maximum Amount and, in relation to an Overdraft Facility, the Overdraft Facility Maximum Amount for that Overdraft Facility;

"Subsidiary" means in relation to any person incorporated in the Kingdom of the Netherlands, a company which is a subsidiary of that person within the meaning of Article 2:24a of the Dutch Civil Code, and in relation to any other person, an entity:

(a)	which is controlled, directly or indirectly, by the first mentioned person; or

(b)	more than half the issued share capital or ownership rights of which is owned, directly or indirectly by the first mentioned person,

and for this purpose, a person shall be treated as being controlled by another if that other person is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

"SunOpta Group" means SunOpta Inc. and its Subsidiaries for the time being;

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"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007;

"TARGET Day" means any day on which TARGET2 is open for the settlement of payments in euro;

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Term" means each period determined under this Agreement for which an Issuing Lender is under a liability under a Letter of Credit;

"Total Facility Maximum Amounts" means at any time the aggregate of the Facility 1 Maximum Amounts, the Facility 2 Maximum Amounts and the Facility 3 Maximum Amounts at such time;

"Trade Business" means, in relation to an Obligor, such Obligor's ordinary trade activities including the financing of purchasing, shipment and sale of Commodities;

"Transaction Security" means the Security created or expressed to be created in pursuant to the Security Documents from time to time;

"Transfer Certificate" means a certificate substantially in the form set out in schedule 4 (Form of Transfer Certificates) or any other form agreed between the Facility Agent and the Company;

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Deed of Assignment or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Deed of Assignment or Transfer Certificate;

"Undisclosed Administration" means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed;

"Unfunded Pension Liability" means the excess of an Employee Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that plan's assets, determined in accordance with the assumptions used for funding the Employee Plan pursuant to Section 412 of the Code for the applicable plan year;

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents;

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"US" or "United States" means the United States of America;

"US Borrower" means a Borrower whose jurisdiction of organisation is a state of the United States or the District of Columbia;

"US Guarantor" means a Guarantor whose jurisdiction of organisation is a state of the United States;

"US Obligor" means any US Borrower or US Guarantor;

"US Tax" means any federal, state, local income, gross receipts, license, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), real property, personal property, sales, use, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, imposed by the United States, or any state, municipality or other governmental unit therein, including any interest, penalty or addition thereto, whether disputed or not;

"US Tax Obligor" means:

(a)	a Borrower which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes;

"Utilisation" means a Facility 1 Utilisation;

"Utilisation Date" means the date on which a Utilisation is made;

"Utilisation Request" means a notice substantially in the form set out in Part 1 or Part 2 of schedule 3 (Requests); and

"VAT" means value added tax (belasting toegevoegde waarde) and any other tax of a similar nature.

1.2	Construction

(a)	Unless a contrary indication appears any reference in this Agreement to:

(i)

the "Facility Agent", the "Arranger", the "Security Agent", any "Finance Party", any "Secured Party", any "Lender", any "Obligor", any "Issuing Lender" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a "bill of lading" is also a reference to any telex release (or similar message) sent in respect of that bill of lading;

(iv)	a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

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(v)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)

a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vii)

a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(viii)

"Kingdom of the Netherlands" refers to the Kingdom of the Netherlands, being the geaographical part of the Kingdom of the Netherlands located in Europe but excluding, for the avoidance of doubt, any overseas nations forming part of the Kingdom of the Netherlands (such as Aruba, Curacao and St. Maarten) and any overseas special public bodies of the Kingdom of the Netherlands, (such as Saba, St. Eustacius and Bonaire);

(ix)

"owned or controlled" in respect of any relevant entity and for the purposes of Clause 25.21 (Economic Sanctions Law and Economic Sanctions Law Compliance in respect of Sunopta Inc.), means that such entity has the ability to take the actions specified in paragraphs (a) and (b) of the definition of "Change of Control" whereby "Sunopta Inc." in such definition is deemed to be replaced by the relevant entity and "the Company or Cooperatie Sunopta U.A." or "Cooperatie Sunopta U.A." is deemed to be replaced by Sunopta Inc.

(x)	a provision of law is a reference to that provision as amended or re-enacted; and

(xi)	a time of day is a reference to Amsterdam time.

(b)	Section, clause and schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)

A Borrower providing "cash cover" for a Letter of Credit or a Pre-settlement Facility means a Borrower paying an amount in the currency of that Letter of Credit or, as the case may be, Pre-settlement Facility to an interest-bearing account in the name of that Borrower and the following conditions being met:

(i)	the account is with the relevant Lender;

(ii)

until no amount is or may be outstanding under that Letter of Credit or Pre- settlement Facility, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit or Pre-settlement Facility; and

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(iii)

that Borrower has executed a security document over that account, in form and substance satisfactory to the Lender with which that account is held, creating a first ranking security interest over that account.

(e)	A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and:

(i)	an Event of Default arising as a result of a failure to comply with clause 22 (INFORMATION UNDERTAKINGS) or clause 23 (Financial Covenants) is "continuing" if it has not been waived; and

(ii)	any other Event of Default is "continuing" if it has not been remedied or waived.

(f)	A Borrower "repaying" or "prepaying" a Letter of Credit or Pre-settlement Facility Outstandings means:

(i)	that Borrower providing cash cover for that Letter of Credit or in respect of those Pre-settlement Facility Outstandings;

(ii)	the maximum amount payable under that Letter of Credit or Pre-settlement Facility being reduced in accordance with its terms; or

(iii)	the relevant Lender being satisfied that it has no further liability under that Letter of Credit or Pre-settlement Facility,

and the amount by which a Letter of Credit is, or Pre-settlement Facility Outstandings are, repaid or prepaid under paragraphs 1.2(f)(i) and (ii) above is the amount of the relevant cash cover or reduction.

(g)	A Utilisation made or to be made by a Borrower includes a Letter of Credit issued on its behalf.

(h)	Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit.

(i)	An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by a Borrower in respect of that Letter of Credit at that time.

(j)	An amount borrowed includes any amount utilised by way of Letter of Credit or under a Sub-Facility or a Pre-settlement Facility.

(k)	The Interest Period of a Letter of Credit will be construed as a reference to the Term of that Letter of Credit.

1.3	Dutch terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)	a necessary action to authorise, where applicable, includes without limitation:

(i)	any action required to comply with the Dutch Works Councils Act (Wet op de ondernemingsraden); and

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(ii)	obtaining unconditional positive advice (advies) from each competent works council;

(b)	a winding up, administration or dissolution includes a Dutch entity being:

(i)	declared bankrupt (failliet verklaard);

(ii)	dissolved (ontbonden);

(c)	a moratorium includes surseance van betaling;

(d)	a trustee in bankruptcy includes a curator;

(e)	an administrator includes a bewindvoerder;

(f)	a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(g)	an attachment includes a beslag.

1.4	Currency Symbols and Definitions

"EUR" and "euro" denote the single currency unit of the Participating Member States. "USD", "$" and "dollars" denote the lawful currency of the United States of America and "V, "GBP" and "sterling" denote the lawful currency of the United Kingdom. "Swiss francs", "francs" denote the lawful currency of Switzerland.

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SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement

(i)

the Facility 1A Lenders make available to the Borrowers an uncommitted multicurrency borrowing base secured working capital facility by way of (subject to paragraph (b) below) Loans, Overdrafts and Rolled in Instruments (which will be treated as Letters of Credit) in an amount equal to the Facility 1A Participation of that Lender ("Facility 1A");

(ii)

the Facility 1B Lender makes available to the Borrowers an uncommitted multicurrency borrowing base secured working capital facility by way of Loans, Overdrafts and Letters of Credit in an amount equal to the Facility 1B Participation of that Lender ("Facility 1B");

(iii)

the Facility 2 Lender makes available to the Dutch Borrowers an uncommitted secured multicurrency pre-settlement facility in an amount equal to the Facility 2 Participation of the Facility 2 Lender ("Facility 2") which shall be available in the form of deemed or contingent obligo resulting from foreign exchange forward contracts. The deemed or contingent liability under such contracts will be determined by the Facility 2 Lender with a weighting factor to its discretion and depending on tenor and currency;

(iv)

the Facility 3 Lender makes available to the Borrowers an uncommitted secured commodity hedging facility in an amount equal to the Facility 3 Participation of the Facility 3 Lender ("Facility 3") which shall be available for the purposes of (i) facilitating OTC derivatives (on the basis of the 2002 Master Agreement) enabling the Borrowers to hedge their commodity price risk on coffee, cocoa and sugar (which form part of the Borrowing Base in respect of which a Utilisation Request for a Loan or Letter of Credit can be made available under Facility 1) with a maximum hedge tenor of twelve months, and (ii) swapping any of their futures contracts which have been concluded with Saxo Bank in respect of coffee, cocoa and sugar (which form part of the Borrowing Base in respect of which a Utilisation Request for a Loan or Letter of Credit can be made under Facility 1).

(b)

Part of Facility 1A may be made available by the Guarantee Facility Lender in the form of of the issuance of non-trade related guarantees in a maximum aggregate amount of EUR 175,000 (the "Guarantee Facility"), as specified in more detail in clause 5.8 (Overdraft Facilities and the Guarantee Facility).

2.2	Finance Parties' rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

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(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

(b)	Obligors' Agent

(a)

Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Company or given to the Company under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Company and any other Obligor, those of the Company shall prevail.

3.	PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facilities towards its Trade Business.

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3.2	Monitoring

(a)	The Borrower shall use its best efforts to ensure that utilisations under Facility 1 are allocated proportionately in accordance with the Lenders' respective Facility 1 Participation.

(b)	No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

Without prejudice to clause 4.2 (Uncommitted Facilities), no Borrower may deliver a Utilisation Request or otherwise utilise a Facility unless the Facility Agent has received all of the documents and other evidence listed in schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting reasonably). The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2	Uncommitted Facilities

The Facilities are made available until further notice (dagelijks opzegbaar). The availability of a Facility, including the making of a Loan, the issue or renewal of a Letter of Credit, the making available of a Utilisation by way of Overdraft and the making available of any Pre- settlement Facility, shall be entirely and solely at the discretion of the Lenders. Without prejudice to the uncommitted nature of the Facilities and to the preceding sentence, the availability of a Facility, including the making of a Loan, the issue or renewal of a Letter of Credit, the making available of a Facility 1 Utilisation by way of Overdraft and the making available of any Pre-settlement Facility, is in any event subject to the following conditions:

(a)	the Lenders shall be satisfied that no Default has occurred;

(b)	the Facility Agent has not received a notice from any Obligor in accordance with clause 22.6 (Notification of default);

(c)

the representations and warranties in clause 21 (Representations) are true and accurate as of the date of the relevant Utilisation Request and on the proposed Utilisation Date, as if made on each such date with reference to the facts and circumstances then subsisting; and

(d)

each Lender has received and found to be satisfactory to it in all respects, such further opinions, consents, agreements and documents in connection with the Finance Documents as it may request prior to the date of the relevant Utilisation Request and on the proposed Utilisation Date.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Facility 1 Utilisation if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation; and

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(ii)

it is USD, GBP, Canadian dollars or Swiss francs or has been approved by the relevant Facility 1 Lender on or prior to receipt by the Facility Agent of the relevant Utilisation Request for that Utilisation.

(b)	If a Lender has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, such Lender will confirm to the Company by the Specified Time:

(i)	whether or not the relevant Lender has granted its approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

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SECTION 3

UTILISATION

5.	UTILISATION - FACILITY 1

5.1	Delivery of a Utilisation Request

A Borrower may utilise Facility 1, including the Guarantee Facility but not including any Overdraft Facility, by delivery to the relevant Facility 1 Lender a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)

it identifies whether the Utilisation should be by way of Loan, Letter of Credit or, if the Utilisation is under the Guarantee Facility, by way of a non- trade related guarantee issued by the Guarantee Facility Lender;

(ii)	the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount); and

(iii)	in relation to a Loan, the proposed Interest Period complies with clause 13 (Interest Periods);

(iv)	in relation to a Letter of Credit:

(A)	the form of Letter of Credit is attached;

(B)

the Term of the Letter of Credit is not more than 7 Months and the maximum amount of the Letter of Credit to be provided under Facility 1B does not exceed EUR 5,000,000 (when aggregated with all other Letters of Credit provided by the relevant Facility 1 Lender under Facility 1B);

(C)

to be provided under Facility 1B, the relevant Facility 1 Lender has been provided with duly signed terms for the issue of such Letters of Credit which are not inconsistent with the provisions of this Agreement (whereby it is agreed that, in the event of any inconsistency with general terms and conditions, the corresponding provisions of this Agreement shall prevail);

(D)	the delivery instructions for the Letter of Credit are specified;

(E)	the identity of the beneficiary and the content of the Letter of Credit is approved by the Issuing Lender; and

(F)	it contains a description of the underlying transaction relating to such Letter of Credit and such other information as may be required by any Facility 1 Lender or the Facility Agent.

(b)	Only one Utilisation may be requested in each Utilisation Request.

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5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of any proposed Loan or Letter of Credit must be:

(i)	in the case of a Loan, if the currency selected is the Base Currency, a minimum of EUR 1,000,000 or if less, the Available Participation for the relevant Facility 1 Lender; or

(ii)

in the case of a Loan, if the currency selected is an Optional Currency, such minimum amount as may be specified by the relevant Facility 1 Lender from time to time (which in the case of US dollars is USD 1,000,000, sterling is GBP 1,000,000, Canadian dollars is CAD 1,000,000 and. Swiss francs is CHF 1,000,000) or if less, the Available Participation for the relevant Facility 1 Lender; or

(iii)	in any event, an amount which is less than or equal to the lesser of:

(A)	the Available Participation for the relevant Facility 1 Lender; and

(B)	the Borrowing Base less all Outstandings under Facility 1 which are not due to be repaid on or before the proposed Utilisation Date for the proposed Utilisation.

5.4	Rolled In Instruments

(a)	No Utilisation Request is required with respect to any Rolled In Instrument.

(b)	A Rolled In Instrument will be deemed to have been issued by ING Bank N.V. under Facility 1A.

(c)	The provisions of this Agreement shall apply to each Rolled In Instrument as if it were a Letter of Credit issued under this Agreement.

5.5	Facility 1 Lenders' participation

In determining the amount of the Available Participation for Facility 1 for the purposes of this Agreement, the Available Participation of a Facility 1 Lender will be calculated ignoring any cash cover provided for outstanding Letters of Credit.

5.6	Renewal of a Letter of Credit

(a)	A Borrower may request that any Letter of Credit issued on its behalf be renewed by delivery to the relevant Facility 1 Lender of a Renewal Request by the Specified Time.

(b)

The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in clause 5.2(a)(iv)(B), (C) and (E) (Completion of a Utilisation Request) shall not apply.

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(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)

If the conditions set out in this Agreement have been met, the relevant Facility 1 Lender shall (without prejudice to the uncommitted nature of the Facilities) amend and re-issue any Letter of Credit pursuant to a Renewal Request.

5.7	Revaluation of Letters of Credit

If any Letter of Credit is denominated in an Optional Currency, the Facility Agent shall on each date it receives a Borrowing Base Certificate, recalculate the Base Currency Amount of that Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Facility Agent's Spot Rate of Exchange on the date of calculation.

5.8	Overdraft Facilities and the Guarantee Facility

(a)	Each Facility 1 Lender may provide all or part of its Facility 1 Participation by way of:

(i)	an Overdraft Facility; and/or

(ii)

in the case of the Guarantee Facility Lender, the Guarantee Facility in each case in place of all or part of that Facility 1 Lender's unutilised Facility 1 Participation (which shall (except for the purpose of determining the Majority Lenders) be reduced by the amount of the relevant Sub-Facility Maximum Amount of that Facility 1 Lender).

(b)

An Overdraft Facility (other than the Guarantee Facility and the Existing Overdraft Facilities) shall only be made available if by no later than 5 Business Days prior to the commencement date for that Sub-Facility, the Facility Agent has received from the Company:

(i)	a notice in writing requesting the establishment of the relevant Sub-Facility and specifying:

(A)	the proposed Borrower(s) which may use the Sub-Facility;

(B)	the proposed commencement date of the Sub-Facility;

(C)	the proposed Facility 1 Lender of that Sub-Facility;

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(D)

the maximum amount of that Sub-Facility and, in the case of an Overdraft Facility, if it comprises more than one account, its maximum gross amount (that amount being the "Designated Gross Amount") and its maximum net amount (that amount being the "Designated Net Amount"); and

(E)	the proposed currency of the Sub-Facility; and

(ii)	any other information which the Facility Agent may reasonably request in connection with the Sub-Facility.

(c)

Each of the Existing Overdraft Facilities and the Guarantee Facility shall be treated as a Sub-Facility under Facility 1 automatically upon the Facility Agent giving notification to the Company and the Lenders under clause 4.1 (Initial conditions precedent). The Lenders who provided the relevant Existing Overdraft Facilities or who have had the participation of lenders who initially granted the Existing Overdraft Facilities transferred to them shall be treated as Lenders under this Agreement for purposes of the Existing Overdraft Facilities which are treated as Sub-Facilities under Facility 1 as envisaged in the previous sentence.

(d)	No notice or other information as referred to in paragraph (b) above shall be required with respect to the Guarantee Facility and the Existing Overdraft Facilities.

(e)	The provisions of this Agreement shall apply to the Guarantee Facility and the Existing Overdraft Facilities as if they were provided under this Agreement.

(f)	The Facility Agent shall promptly notify the Company and the other Lenders in writing of the establishment of a Sub-Facility.

(g)	Subject to compliance with paragraph (b) above, a Sub-Facility will be available with effect from the date agreed by the Company and the relevant Facility 1 Lender.

(h)	A Borrower may make withdrawals from the Overdraft Accounts in respect of an Overdraft Facility at any time.

(i)	A Facility 1 Lender shall be entitled to withdraw and cancel any Overdraft Facility at any time or refuse to allow an Overdraft at any time.

(j)

The Guarantee Facility shall cease to be available on the Final Maturity Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(k)

If a Sub-Facility expires or is terminated or is cancelled the relevant Sub-Facility Maximum Amount of the relevant Facility 1 Lender shall be reduced to zero (and its Facility 1 Participation shall be increased accordingly).

(l)

Each Borrower and each Facility 1 Lender agrees with and for the benefit of each other Lender that the Outstandings under any Sub-Facility provided by that Facility 1 Lender shall not exceed the Sub-Facility Maximum Amount applicable to that Sub- Facility and where the Sub-Facility is an overdraft facility comprising more than one account, Outstandings under that Sub-Facility shall not exceed the Designated Net Amount in respect of that Sub-Facility.

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5.9	Adjustment for Sub-Facilities upon acceleration

(a)	In this clause 5.9:

(i)

"Facility 1 Outstandings" means, in relation to a Facility 1 Lender, the aggregate of the equivalent in the Base Currency of (i) its participation in each Loan or Letter of Credit then outstanding, and (ii) if the Facility 1 Lender is also a provider of a Sub-Facility, the Outstandings in respect of Sub-Facilities provided by that Facility 1 Lender (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Facility 1 Lender in respect of the Sub-Facility) provided that no account shall be taken of any Outstandings under the Guarantee Facility; and

(ii)	"Total Facility 1 Outstandings" means the aggregate of all Facility 1 Outstandings.

(b)

If a notice is served under clause 25.22 (Facilities uncommitted and on demand) (other than a notice declaring Utilisations to be due on demand), each Facility 1 Lender shall adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under Facility 1 to ensure that after such transfers the Facility 1 Outstandings of each Facility 1 Lender bear the same proportion to the Total Facility 1 Outstandings as such Facility 1 Lender's Facility 1 Participation (after deducting the Guarantee Facility Maximum Amount in relation to the Guarantee Facility Lender) bears to the Facility 1 Maximum Amount (after deducting the Guarantee Facility Maximum Amount), each as at the date the notice is served under clause 25.22 (Facilities uncommitted and on demand).

(c)

If an amount outstanding under Facility 1 is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Facility 1 Lender will make a further adjustment by corresponding transfers (to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(d)

Prior to the application of the provisions of paragraph (b) of this clause 5.9, a Facility 1 Lender that has provided an overdraft comprising more than one account under an Overdraft Facility shall set-off any liabilities owing to it under such overdraft facility against credit balances on any account comprised in such overdraft facility.

(e)	All calculations to be made pursuant to this clause 5.9 shall be made by the Facility Agent based upon information provided to it by the Facility 1 Lenders.

(f)

Each Borrower and each Facility 1 Lender shall, as soon as practicable upon request by the Facility Agent, supply the Facility Agent with any information relating to any Facility 1 as the Facility Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Facility Agent and the other Finance Parties.

(g)

Notwithstanding any other term of this Agreement each Facility 1 Lender shall ensure that at all times its Facility 1 Participation is not less than the aggregate of the Sub- Facility Maximum Amounts of the Sub-Facilities provided by it at such times.

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6.	UTILISATION - FACILITY 2

6.1	Availability of Facility 2

(a)	Each Facility 2 Lender shall provide its Facility 2 Participation on a bilateral basis under a Pre-settlement Facility.

(b)

A Pre-settlement Facility shall only be made available if by no later than 5 Business Days prior to the commencement date for that Pre-settlement Facility, the Facility Agent has received from the Company:

(i)	a notice in writing requesting the establishment of that Pre-settlement Facility and specifying:

(A)	the proposed Dutch Borrower(s) which may use that Pre-settlement Facility;

(B)	the proposed commencement date and expiry date of the Pre- settlement Facility;

(C)	the proposed Facility 2 Lender;

(D)	the proposed maximum amount of the Pre-settlement Facility; and

(E)	the proposed currency of the Pre-settlement Facility;

(ii)	a copy of the proposed Pre-settlement Facility Document; and

(iii)	any other information which the Facility Agent may reasonably request in connection with the Pre-settlement Facility.

The Facility Agent shall promptly notify the Company and the Lenders of the establishment of a Pre-settlement Facility.

(c)

No amendment or waiver of a term of any Pre-settlement Facility shall require the consent of any Finance Party other than the relevant Facility 2 Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this clause). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

(d)	Subject to compliance with paragraph (b) above, the Pre-settlement Facility will be available with effect from the date agreed by the Company and the relevant Facility 2 Lender.

6.2	Terms of Pre-settlement Facilities

(a)	Except as provided below, the terms of any Pre-settlement Facility will be those agreed by the relevant Facility 2 Lender and the Company.

(b)	However, those terms:

(i)	must be based upon normal commercial terms at that time (except as varied by this Agreement);

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(ii)	may allow only Dutch Borrowers to use the Pre-settlement Facility;

(iii)	may not allow the Pre-settlement Facility Outstandings to exceed the Facility 2 Maximum Amount;

(iv)	may not allow the Pre-settlement Facility Maximum Amount of a Facility 2 Lender to exceed the Facility 2 Participation of that Lender; and

(v)

must require that the Pre-settlement Facility Maximum Amount is reduced to zero, and that all Pre-settlement Facility Outstandings are repaid (or cash cover provided in respect of all the Pre-settlement Facility Outstandings) not later than the Final Maturity Date (or such earlier date as the Facility 2 Participation of the relevant Facility 2 Lender is reduced to zero).

(c)

If there is any inconsistency between any term of a Pre-settlement Facility and any term of this Agreement, this Agreement shall prevail except for (i) clause 36.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to a Pre-settlement Facility and (ii) a Pre-settlement Facility comprising more than one account where the terms of the Pre-settlement Facility Documents shall prevail.

(d)	Interest, commission and fees on Pre-settlement Facilities are dealt with in clause 14.4.

6.3	Pre-settlement Facility Outstandings

Each Dutch Borrower and each Facility 2 Lender agree with and for the benefit of each other Lender that the Pre-settlement Facility Outstandings under any Pre-settlement Facility provided by that Facility 2 Lender shall not exceed the Facility 2 Participation of that Facility 2 Lender.

6.4	Adjustment for Pre-settlement Facilities upon acceleration

(a)	In this clause 6.4:

(i)

"Facility 2 Outstandings" means, in relation to a Facility 2 Lender, the Pre- settlement Facility Outstandings in respect of Pre-settlement Facilities provided by that Facility 2 Lender (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Facility 2 Lender in respect of the Pre-settlement Facility).

(ii)	"Total Facility 2 Outstandings" means the aggregate of all Facility 2 Outstandings.

(b)

If a notice is served under clause 25.22(b) (other than a notice declaring Utilisations to be due on demand), each Facility 2 Lender shall adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under each Pre-settlement Facility to ensure that after such transfers the Facility 2 Outstandings of each Facility 2 Lender bear the same proportion to the Total Facility 2 Outstandings as such Facility 2 Lender's Facility 2 Participation bears to the Facility 2 Maximum Amount, each as at the date the notice is served under clause 25.22(b).

(c)

If an amount outstanding under a Pre-settlement Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (a) above, then each Facility 2 Lender will make a further adjustment by corresponding transfers (to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

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(d)	All calculations to be made pursuant to this clause 6.4 shall be made by the Facility Agent based upon information provided to it by the Facility 2 Lenders.

6.5	Information

Each Borrower and each Facility 2 Lender shall, as soon as practicable upon request by the Facility Agent, supply the Facility Agent with any information relating to any Pre-settlement Facility as the Facility Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Facility Agent and the other Finance Parties.

6.6	Commitment Amounts

Notwithstanding any other term of this Agreement each Facility 2 Lender shall ensure that at all times its Facility 2 Participation is not less than the aggregate of its Pre-settlement Maximum Amounts.

7.	UTILISATION - FACILITY 3

7.1	Availability of Facility 3

(a)	Each Facility 3 Lender shall provide its Facility 3 Participation on a bilateral basis under a Commodity Hedging Facility.

(b)

A Commodity Hedging Facility shall only be made available if by no later than 5 Business Days prior to the commencement date for that Commodity Hedging Facility, the Facility Agent has received from the Company:

(i)	a notice in writing requesting the establishment of that Commodity Hedging Facility and specifying:

(A)	the proposed Borrower(s) which may use that Commodity Hedging Facility;

(B)	the proposed commencement date and expiry date of the Commodity Hedging Facility;

(C)	the proposed Facility 3 Lender;

(D)	the proposed maximum amount of the Commodity Hedging Facility; and

(E)	the proposed currency of the Commodity Hedging Facility;

(ii)	a copy of the proposed Commodity Hedging Facility Document; and

(iii)	any other information which the Facility Agent may reasonably request in connection with the Commodity Hedging Facility.

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The Facility Agent shall promptly notify the Company and the Lenders of the establishment of a Commodity Hedging Facility.

(c)

No amendment or waiver of a term of any Commodity Hedging Facility shall require the consent of any Finance Party other than the relevant Facility 3 Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this clause). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

(d)	Subject to compliance with paragraph (b) above, the Commodity Hedging Facility will be available with effect from the date agreed by the Company and the relevant Facility 3 Lender.

7.2	Terms of Commodity Hedging Facilities

(a)	Except as provided below, the terms of any Commodity Hedging Facility will be those agreed by the relevant Facility 3 Lender and the Company.

(b)	However, those terms:

(i)	must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)	may allow only Borrowers to use the Commodity Hedging Facility for the purpose specified in clause 2.1 (The Facilities);

(iii)	may not allow the Commodity Hedging Facility Outstandings to exceed the Facility 3 Maximum Amount;

(iv)	may not allow the Commodity Hedging Facility Maximum Amount of a Facility 3 Lender to exceed the Facility 3 Participation of that Lender; and

(v)

must require that the Commodity Hedging Facility Maximum Amount is reduced to zero, and that all Commodity Hedging Facility Outstandings are repaid (or cash cover provided in respect of all the Commodity Hedging Facility Outstandings) not later than the Final Maturity Date (or such earlier date as the Facility 3 Participation of the relevant Facility 3 Lender is reduced to zero).

(c)

If there is any inconsistency between any term of a Commodity Hedging Facility and any term of this Agreement, this Agreement shall prevail except for (i) clause 36.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to a Commodity Hedging Facility and (ii) a Commodity Hedging Facility comprising more than one account where the terms of the Commodity Hedging Facility Documents shall prevail.

(d)	Interest, commission and fees on Commodity Hedging Facilities are dealt with in the relevant Commodity Hedging Facility Document).

(e)

Without detracting from the generality of the purpose of Facility 3 as specified in Clause 2.1(a)(iv) (The Facilities), in the event that (i) the margin calls in respect of futures contracts concluded by an Borrower with Saxo Bank exceed EUR 1,000,000, such Borrower shall (to the extent of the excess only) make use of Facility 3 in order to swap such futures contracts for OTC derivatives under Facility 3 and (ii) a positive value ensues in respect of any futures contracts concluded by a Borrower with Saxo Bank, the Company shall procure that such Borrower shall (on a continuing basis, within three Business Days after such positive balance so ensues) transfer such positive value to a bank account held with the Facility Agent in respect of which Security has been established pursuant to a Security Document.

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7.3	Commodity Hedging Facility Outstandings

Each Borrower and each Facility 3 Lender agree with and for the benefit of each other Lender that the Commodity Hedging Facility Outstandings under any Commodity Hedging Facility provided by that Facility 3 Lender shall not exceed the Facility 3 Participation of that Facility 3 Lender.

7.4	Adjustment for Commodity Hedging Facilities upon acceleration

(a)	In this clause 7.4:

(i)

"Facility 3 Outstandings" means, in relation to a Facility 3 Lender, the Commodity Hedging Facility Outstandings in respect of Commodity Hedging Facilities provided by that Facility 3 Lender (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Facility 3 Lender in respect of the Commodity Hedging Facility).

(ii)	"Total Facility 3 Outstandings" means the aggregate of all Facility 3 Outstandings.

(b)

If a notice is served under clause 25.22(b) (other than a notice declaring Utilisations to be due on demand), each Facility 3 Lender shall adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under each Commodity Hedging Facility to ensure that after such transfers the Facility 3 Outstandings of each Facility 3 Lender bear the same proportion to the Total Facility 3 Outstandings as such Facility 3 Lender's Facility 3 Participation bears to the Facility 3 Maximum Amount, each as at the date the notice is served under clause 25.22(b).

(c)

If an amount outstanding under a Commodity Hedging Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (a) above, then each Facility 3 Lender will make a further adjustment by corresponding transfers (to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

(d)	All calculations to be made pursuant to this clause 7.4 shall be made by the Facility Agent based upon information provided to it by the Facility 3 Lenders.

7.5	Information

Each Borrower and each Facility 3 Lender shall, as soon as practicable upon request by the Facility Agent, supply the Facility Agent with any information relating to any Commodity Hedging Facility as the Facility Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Facility Agent and the other Finance Parties.

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7.6	Commitment Amounts

Notwithstanding any other term of this Agreement each Facility 3 Lender shall ensure that at all times its Facility 3 Participation is not less than the aggregate of its Commodity Hedging Facility Maximum Amounts.

8.	LETTERS OF CREDIT

8.1	Immediately payable

If a Letter of Credit or any amount outstanding under a Letter of Credit becomes payable and no claim (as defined in paragraph (a) of clause 8.3 (Claims under a Letter of Credit)) has been made in respect of that Letter of Credit or amount outstanding under that Letter of Credit, the Borrower that requested the issue of that Letter of Credit shall repay or prepay that amount immediately.

8.2	Fees payable in respect of Letters of Credit

(a)	The fees payable in respect of Letters of Credit as well as the dates of payment of such fees shall be agreed separately between the relevant Borrower and each relevant Issuing Lender.

(b)

If a Borrower cash covers any part of a Letter of Credit then the Letter of Credit fee payable for the account of the relevant Issuing Lender shall continue to be payable until the expiry of the Letter of Credit.

8.3	Claims under a Letter of Credit

(a)

Each Borrower irrevocably and unconditionally authorises each Issuing Lender to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (a "claim").

(b)	Each Borrower which requested a Letter of Credit shall immediately on demand pay to the relevant Issuing Lender an amount equal to the amount of any claim under that Letter of Credit.

(c)	Each Borrower acknowledges that an Issuing Lender:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of a Borrower under this clause will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

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8.4	Indemnities

(a)

Each Borrower shall immediately on demand indemnify each Issuing Lender against any cost, loss or liability incurred by that Issuing Lender (otherwise than by reason of the Issuing Lender's gross negligence or wilful misconduct) in acting as the Issuing Lender under any Letter of Credit requested by that Borrower.

(b)

The obligations of any Borrower under this clause will not be affected by any act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)

any amendment (however fundamental) and whether or not more onerous) or replacement of a Finance Document, any Letter of Credit or any other document or security including, without limitation, any change in the purpose of, any extension of, or any increase in, any facility or the addition of any new facility under any Finance Document or other document;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

8.5	Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this clause 8.

9.	BORROWING BASE

9.1	Definitions

For the purposes of this clause 9 (Borrowing Base):

"Acceptable Insurer" means Atradius or any other insurer approved by the Security Agent.

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"Borrowing Base" has the meaning given to it in clause 9.2 (Calculation of the Borrowing Base).

"Commodity" means any agricultural commodity including, but not limited to frozen fruit and vegetables, dried fruits, coffee/cocoa, cereals, rice, sugar, soya beans, pulses, seeds, nuts and oils through bakery fats, fruit concentrates, dairy products, seasonings, sweeteners.

"Credit Insured Eligible Receivable" means an Eligible Receivable which is insured pursuant to an insurance policy provided that:

(a)

the insurer thereunder is an Acceptable Insurer and such insurance policy is approved by the Security Agent (and for the avoidance of doubt, the insurance policy issued by Atradius (policy number 222702) is so approved);

(b)

such insurance policy is the subject of first priority Security in favour of the Lenders pursuant to the Transaction Security (subject, in the case of any insurance policy issued by Atradius, to any Security in favour of Atradius arising under its general terms and conditions or under the terms of the relevant policy) and the Security Agent is appointed as loss payee thereunder; and

(c)	the financing period of such Eligible Receivable according to such insurance policy has not expired.

"Designated Warehouse" means each warehouse:

(a)	currently used by a Borrower as at the date hereof and specified in the Security Documents; or

(b)	approved by the Security Agent; or

(c)	where goods are stored with a value not exceeding EUR 500,000 for a period not exceeding three months, provided that the Facility Agent has been informed of the location where such goods are stored, in each case in the Kingdom of the Netherlands, the United States of America or England or, with the prior consent of the Facility 1 Lenders, any other OECD Country.

"Eligible Inventory" means any Commodity:

(a)	which is confirmed by the Security Agent (acting on the instructions of the Majority Lenders) as being Eligible Inventory;

(b)	to which a Borrower has full unencumbered title;

(c)	for which the purchase price has been fully and finally paid by the relevant Borrower; and

(d)	which is the subject of first priority Security in favour of the Lenders pursuant to the Transaction Security.

"Eligible Sold Inventory" means Eligible Inventory in respect of which:

(a)	a binding contract for sale has been entered into; or

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(b)	the price has been hedged.

"Eligible Unsold Inventory" means Eligible Inventory in respect of which no binding contract for sale has been entered into and of which the price has not been hedged.

"Eligible Receivable" means any amount owed to a Borrower (including, for the avoidance of doubt but only after the Canadian Condition Subsequent Date, under any SunOpta Open Account Eligible Receivable) arising as a result of a sale of any Commodity provided that such amount:

(a)	is confirmed by the Security Agent (acting on the instructions of the Majority Lenders) as being an Eligible Receivable;

(b)	which is the subject of first priority Security in favour of the Lenders pursuant to the Transaction Security;

(c)

is not owing by debtors who possess rights of set-off or counterclaim or other similar rights against any member of the Group and/or Tradin Organics USA LLC actually exercisable against such receivable;

(d)	is not an Intercompany Loan or Intercompany Business Trading Receivable;

(e)	is not provisioned;

(f)

is not unpaid for a period of more than 30 days (in the case of Credit Insured Eligible Receivables), 60 days (in case of SunOpta Open Account Eligible Receivables) or 15 days (otherwise) after their due date; and

(g)	is due and payable within a period of 90 days from the relevant invoice date.

"Intercompany Loan or Intercompany Business Trading Receivable" means any amounts owed to a Borrower by any member of the Group which are not Credit Insured Eligible Receivables (excluding, for the avoidance of doubt, any SunOpta Open Account Eligible Receivables).

"L/C Covered Eligible Receivable" means an Eligible Receivable in respect of which a documentary or standby letter of credit has been issued provided that:

(a)	such letter of credit is:

(i)	issued or confirmed by a bank acceptable to the Security Agent (acting on the instruction of the Majority Lenders); or

(ii)	payable at a Lender's counters;

(b)	the payment terms under such letter of credit are acceptable to the Security Agent.

"Open Account Eligible Receivable" means an Eligible Receivable which is not a Credit Insured Eligible Receivable or an L/C Covered Eligible Receivable; and

"SunOpta Open Account Eligible Receivable" means any amount owed to Tradin Organic Agriculture B.V. by any relevant member of the SunOpta Group (not being a Borrower), provided that (i) such amount is not a Credit Insured Eligible Receivable or an L/C Covered Eligible Receivable and (ii) Sunopta Inc. has provided a guarantee for payment of such amount to Tradin Organic Agriculture B.V. on terms and conditions satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).

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9.2	Calculation of the Borrowing Base

The Borrowing Base (the "Borrowing Base") shall be calculated as the aggregate of:

(a)

100% of the credit balances on accounts opened by any Borrower with a Lender which are subject to the Security Documents and not subject to any Security for any Financial Indebtedness other than Financial Indebtedness owed under the Finance Documents;

(b)	the lesser of 80% of the invoiced amount of Open Account Eligible Receivables (other than SunOpta Open Account Eligible Receivables) and EUR 3,500,000;

(c)	the lesser of 80% of the invoiced amount of SunOpta Open Account Eligible Receivables and USD 2,500,000;

(d)

90% of the invoiced amount of each Credit Insured Eligible Receivable provided that if the insured percentage as defined in the relevant policy of credit insurance is less than 90% the Security Agent may reduce the first mentioned percentage to the insured percentage;

(e)	90% of the invoiced amount of each L/C Covered Eligible Receivable;

(f)	the lesser of:

(i)	EUR 4,500,000; and

(ii)	65% of (X minus Y) where "X" means the aggregate of:

(A)

the face amount of each opened letter of credit with an expiry date of up to 7 months from the date on which such letter of credit was opened in respect of any Commodity in respect of which no binding contract for sale has been entered into by the Borrower and of which the price has not been hedged; and

(B)	the purchase price payable by the Borrower of Eligible Unsold Inventory which is either:

(1)	stored in a Designated Warehouse for not more than 180 days; or

(2)

afloat for not more than 60 days after the date specified in the relevant bill of lading as the date such Eligible Unsold Inventory was loaded on the relevant vessel provided that the Borrower (or its forwarding agent) has under its control a full set of bill(s) of lading in respect thereof; and

and "Y" means any trade payables owed by the Borrower in relation to such Commodity or Eligible Unsold Inventory; and

(g)	the lesser of:

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(i)	EUR 1,500,000; and

(ii)	75% of (X minus Y) where "X" means the aggregate of:

(A)

the face amount of each opened letter of credit with an expiry date of up to 7 months from the date on which such letter of credit was opened in respect of any Commodity in respect of which the price has been hedged; and

(B)	the purchase price payable by the Borrower of Eligible Sold Inventory (referred to in paragraph (b) of the definition of Eligible Sold Inventory) which is either:

(1)	stored in a Designated Warehouse for not more than 365 days; or

(2)

afloat for not more than 60 days after the date specified in the relevant bill of lading as the date such Eligible Sold Inventory (referred to in paragraph (b) of the definition of Eligible Sold Inventory) was loaded on the relevant vessel provided that the Borrower (or its forwarding agent) has under its control a full set of bill(s) of lading in respect thereof; and

and "Y" means any trade payables owed by the Borrower in relation to such Commodity or Eligible Sold Inventory (referred to in paragraph (b) of the definition of Eligible Sold Inventory); and

(h)	75% of (X minus Y) where "X" means the aggregate of:

(i)

the face amount of each opened import letter of credit with an expiry date of up to 7 months from the date on which such letter of credit was opened in respect of any Commodity in respect of which a binding contract for sale has been entered into by the Borrower; and

(ii)	the purchase price payable by the Borrower for Eligible Sold Inventory (referred to in paragraph (a) of the definition of Eligible Sold Inventory) which is either:

(A)	stored in a Designated Warehouse for not more than 365 days; or

(B)

afloat for not more than 60 days after the date specified in the relevant bill of lading as the date such Eligible Sold Inventory (referred to in paragraph (a) of the definition of Eligible Sold Inventory) was loaded on the relevant vessel provided that the Borrower (or its forwarding agent) has under its control a full set of bill(s) of lading in respect thereof; and

and "Y" means any trade payables owed by the Borrower in relation to such Commodity or Eligible Sold Inventory (referred to in paragraph (a) of the definition of Eligible Sold Inventory), and where any element in the Borrowing Base is denominated in a currency other than euro, that element shall be included in the Borrowing Base at the Facility Agent's spot rate of exchange for the purchase of euro in the Amsterdam foreign exchange market at or about 11.00 am on the date on which the value is to be calculated.

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9.3	Borrowing Base Certificate

The Borrower shall supply to the Security Agent a duly completed Borrowing Base Certificate on the second Business Day following the end of the 5th, 9th and 13th week of each calendar quarter or at such other more regular intervals as the Security Agent may reasonably require (and in any event it shall be reasonable to so require if a Default has occurred which is continuing), all in form and substance satisfactory to the Security Agent. The Security Agent shall deliver the Borrowing Base Certificate to the Facility Agent for onward transmission to the Lenders.

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SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

10.	REPAYMENT

10.1	Repayment of Loans

(a)	Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

(b)	Without prejudice to the Borrowers' obligations under paragraph (a) above, if one or more Loans are to be made available by a Lender to a Borrower:

(i)	on the same day that a maturing Loan owed to the same Lender is due to be repaid by a Borrower; and

(ii)	in whole or in part for the purpose of refinancing the maturing Loan,

the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Loan so that:

(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(1)	a Borrower will only be required to pay an amount in cash equal to that excess; and

(2)

the new Loans shall be treated as having been made available and applied by that Borrower in or towards repayment of the maturing Loan and the Lender will not be required to make its participation in the new Loans available in cash; and

(B)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(1)	a Borrower will not be required to make any payment in cash; and

(2)

each Lender will be required to make the new Loans available in cash only to the extent that the new Loans exceed the maturing Loan and the remainder of the new Loans shall be treated as having been made available and applied by that Borrower in or towards repayment of the maturing Loan.

10.2	Repayment on breach of Borrowing Base

If at any time, a Borrowing Base Certificate demonstrates that the aggregate of the Base Currency Amount of all Facility 1 Outstandings (other than Outstandings under the Guarantee Facility) exceeds the lesser of the Borrowing Base and the Facility 1 Maximum Amount (after deducting any Guarantee Facility Maximum Amount) following any adjustment to a Base Currency Amount under clause 5.7 (Revaluation of Letters of Credit), the Security Agent shall promptly notify the Borrowers and the Borrowers shall promptly and in any event within 5 Business Days of the notification from the Security Agent:

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(a)	prepay such Outstandings to such extent as may be required to ensure that following such prepayment there is no longer any such excess; or

(b)	ensure that the Borrowing Base is equal to or exceeds such Outstandings and deliver a new Borrowing Base Certificate demonstrating the same.

10.3	Repayment of Overdraft Outstandings

Overdraft Oustandings shall be repaid on the date on which the relevant Lender demands repayment thereof.

10.4	Claims under Letters of Credit

In order to enable a Borrower to comply with its obligations under clause 8.4(a) (Indemnities), any payment made by a Lender under a Letter of Credit shall be debited to an Overdraft Account of such Borrower, if any. If as a result thereof the relevant Overdraft Facility Maximum Amount is exceeded the Borrower shall repay the amount of such excess within 5 Business Days of the relevant Lender's first written demand.

10.5	Repayment of Pre-settlement Facility Outstandings

(a)

A Pre-settlement Facility shall cease to be available on the Final Maturity Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)	Amounts outstanding under any Pre-settlement Facility shall be paid or repaid in accordance with the relevant Pre-settlement Facility Document.

10.6	Repayment of Commodity Hedging Facility Outstandings

(a)

A Commodity Hedging Facility shall cease to be available on the Final Maturity Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)	Amounts outstanding under any Commodity Hedging Facility shall be paid or repaid in accordance with the relevant Commodity Hedging Facility Document.

11.	PREPAYMENT AND CANCELLATION

11.1	Change of control

(a)	Upon the occurrence of:

(i)	a Change of Control; or

(ii)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions,

the Facilities will be cancelled and all outstanding Utilisations and amounts outstanding under the Facilities, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

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11.2	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation or Facility then the Lender may notify the Facility Agent and the Facility Agent shall notify the Borrowers thereof and the Borrowers shall prepay the amounts outstanding to that Lender under the Facilities and all other amounts outstanding the Finance Documents to that Lender (on the last day of the relevant Interest Period in the case of each Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by the relevant Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law)) and/or provide cash cover and/or shall use its best endeavours to procure the release of each Letter of Credit requested by that Borrower which that Lender has issued and which is outstanding at such time.

11.3	Voluntary Prepayment

The Borrowers may, subject to payment of Break Costs, prepay any Loan and cancel all or any part of the Facilities on not less than 10 Business Days prior written notice given to the relevant Lender.

11.4	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Agreement shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of a Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(d)

The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Participations except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Facilities cancelled under this Agreement may be subsequently reinstated.

(f)	If the Facility Agent receives a notice under this clause 11 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(g)

If all or part of any Outstanding under a Facility is repaid or prepaid and is not available for redrawing, an amount of the relevant Participation (equal to the Base Currency Amount of the amount of the Outstanding which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (g) shall reduce the relevant Participations of the Lenders rateably under the relevant Facility.

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SECTION 5

COSTS OF UTILISATION

12.	INTEREST

12.1	Calculation of interest on Loans

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Loan Margin;

(b)	(in respect of any Loan made available by Rabobank) LIBOR or, in relation to any Loan in euro, EURIBOR;

(c)	(in respect of any Loan made available by Rabobank) the Premium; and

(d)	Cost of Funds.

12.2	Calculation of interest on Overdraft Outstandings

The rate of interest on Overdraft Outstandings for each calendar month is the percentage rate per annum which is the aggregate of:

(a)	the Overdraft Margin;

(b)	(in respect of any Overdraft made available by Rabobank) LIBOR or, in relation to any Overdraft Outstanding in euro, EURIBOR;

(c)	(in respect of any Overdraft made available by Rabobank) the Premium; and

(d)	Cost of Funds.

12.3	Payment of interest

(a)

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three Monthly intervals after the first day of the Interest Period).

(b)

Interest on amounts standing to the debit on the Overdraft Account shall accrue from day to day, shall be due and payable on the last day of each calendar quarter, and shall be added to the Overdraft Outstandings.

(c)

Payment of interest on any Overdraft Account or Loan due by the relevant Borrower to a Lender in accordance with paragraph (a) and (b) above may be effected by that Lender debiting the same to the relevant Overdraft Account held with that Lender and each Borrower hereby irrevocably authorises the Lenders to so debit such amounts, which authorisation permits the Lenders to (also) act as a Borrower's counterparty within the meaning of Article 3:68 of the Dutch Civil Code.

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12.4	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document (other than in respect of an Overdraft Outstanding) on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the relevant Lender (acting reasonably). Any interest accruing under this clause 12.4 shall be immediately payable by the relevant Borrower on demand by the relevant Lender.

(b)

If an Obligor fails to pay any amount payable by in respect of an Overdraft Outstanding on its due date (including but not limited to any amount required to be paid by such Obligor to ensure compliance with any overdraft limits agreed upon in respect of Overdraft Accounts), interest shall accrue daily on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is one per cent higher than the rate which is then payable on Overdraft Outstandings in accordance with clause 12.2 (Calculation of interest on Overdraft Outstandings). Any interest accruing under this clause 12.4 shall be immediately payable by the relevant Borrower on demand by the relevant Lender.

(c)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. higher than the rate which would have applied if the overdue amount had not become due.

(d)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.5	Notification of rates of interest

(a)	ING Bank N.V. shall inform the Company of its Cost of Funds weekly.

(b)	Rabobank shall inform the Company of the Premium monthly.

(c)	Deutsche Bank AG, Amsterdam branch shall inform the Company of its Cost of Funds weekly.

13.	INTEREST PERIODS

13.1	Selection of Interest Periods

(a)	A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)

Subject to this clause 13, a Borrower (or the Company on behalf of a Borrower) may select an Interest Period of two or three weeks or one, two, three or six Months or any other period agreed between the Company and the relevant Lender. If a Borrower (or the Company on behalf of a Borrower) fails to select an Interest Period, the relevant Interest Period will be one Month.

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(c)	Each Interest Period for a Loan shall start on the Utilisation Date (or if already made) on the last day of its preceding Interest Period.

(d)	A Loan has one Interest Period only.

13.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

13.3	Break Costs

(a)

Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

14.	FEES

14.1	Arrangement fee

The Company shall pay to the Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter.

14.2	Security Agent / borrowing base agent fee

The Company shall pay to the Security Agent (for its own account) the Security Agent fee in the amount and at the times agreed in a Fee Letter.

14.3	Documentary agent fee

The Company shall pay to the ING Bank N.V. as the documentary agent a fee in the amount and at the times agreed in a Fee Letter.

14.4	Interest, commission and fees on Pre-settlement Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Pre-settlement Facility shall be determined by agreement between the relevant Lender and the Borrower of that Pre-settlement Facility based upon normal market rates and terms.

14.5	Letter of credit commission fee

The Company shall pay to Deutsche Bank AG, Amsterdam branch a letter of credit commission fee in the amount and at the times agreed in a Fee Letter.

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SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

15.	TAX GROSS UP AND INDEMNITIES

15.1	Tax gross-up

All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without Tax Deduction unless such Obligor is required to make such payment subject to the Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any Tax Deduction equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

15.2	Tax indemnity

Without prejudice to clause 15.1 (Tax gross-up), if any Finance Party suffers any loss, liability or cost in respect of any tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of tax to be received or receivable by such Finance Party whether or not actually received or receivable) the Company shall, within 3 Business Days of demand of such Finance Party, promptly indemnify the Finance Party against a loss, liability or cost, provided that this clause 15.2 shall not apply to:

(a)

any tax imposed on or calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated, or if different, the jurisdiction in which that Finance Party treated as resident for tax purposes;

(b)

any tax imposed on or calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located; or

(c)	any tax which related to a FATCA Deduction required to be made by any Party.

15.3	US tax

(a)

Any term or provision of this clause 15 (Tax Gross Up and Indemnities) or any other term in this Agreement or any Finance Document notwithstanding, an Obligor making a payment with respect to advances made under this Agreement to a US Borrower shall not be required to pay any additional amount pursuant to clause 15.1 (Tax gross-up) or clause 15.2 (Tax indemnity) in respect of US Tax with respect to an amount payable by it on payments of interest pursuant to this Agreement to a Finance Party to the extent such US Tax is imposed because of any of the conditions described in clause 15.3(a)(i) or (ii) applies:

(i)

A condition is described in this clause 15.3(a)(i) if a Finance Party fails to provide prior to the first payment to be made pursuant to this Agreement after such Finance Party becomes a Party, as relevant, (A) an IRS Form W-9, (B) an IRS Form W-8ECI, (C) an IRS Form W-8BEN claiming a complete exemption under an applicable double tax treaty from US withholding taxes on payments made pursuant to this Agreement, (D) an IRS Form W-8BEN accompanied by a statement certifying that the Finance Party is not (1) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (2) a "10 per cent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a "controlled foreign corporation" that is related to the US Borrower within the meaning of Section 881(c)(3)(C) of the Code) or (E) any other IRS forms or certifications that establish the Finance Party is entitled to a complete exemption from US withholding taxes on payments made pursuant to this Agreement (each such IRS form, including the statement described in clause 15.3(a)(i)(D), along with any successor forms being a "Withholding Tax Form"). Withholding Tax Forms may be provided directly or attached to an IRS Form W-8IMY, as appropriate.

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(ii)

A condition is described in this clause 15.3(a)(ii) if a Finance Party fails to provide subsequent Withholding Tax Forms (A) upon reasonable request of a US Borrower, unless legally unable to do so as a result of a change in (or in the interpretation, administration or application of) any law or double tax treaty, or any published practice or published concession of any relevant taxing authority subsequent to becoming a Finance Party to this Agreement, or (B) upon the Finance Party taking any actions that cause the previously provided Withholding Tax Forms to no longer adequately establish an exemption from withholding.

(b)

Notwithstanding this clause 15.3(a)(i) and (ii), if, at the time of transfer or assignment of any of its rights or obligations under the Finance Documents or a change in its Facility Office, the Finance Party making such transfer or assignment or change in its Facility Office has provided the necessary Withholding Tax Forms so that the conditions described in clause 15.3(a)(i) and (ii) do not apply, but nonetheless, based on the law at the time of transfer, assignment or change in Facility Office, the Obligor is obliged to pay additional amounts pursuant to clause 15.1 (Tax gross-up) or clause 15.2 (Tax indemnity), then the transferee, assignee or Finance Party acting through its new Facility Office shall be entitled to receive the benefits of clause 15.1 (Tax gross-up) or clause 15.2 (Tax indemnity) to the same extent as the transferor, assignor or Finance Party acting through its old Facility Office so long as it provides whatever Withholding Tax Forms it is legally able to provide establishing whatever exemption or reduction in US withholding taxes it may be eligible for. The amount payable to the transferee, assignee or Finance Party acting through its new Facility Office immediately following the transfer, assignment or change in Facility Office shall not exceed the amount payable to the Finance Party making such transfer, assignment or change in its Facility Office.

15.4	Notification of requirement to deduct Tax

If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it under the Finance Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Facility Agent. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Company and the Obligor.

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15.5	Evidence of payment of Tax

If an Obligor makes any payment under the Finance Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the relevant Finance Party, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Lender's share of such payment.

15.6	Tax and other affairs

No provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under clause 15.1 (Tax gross-up) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

15.7	Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Secured Party and the Arranger against any cost, loss or liability that Secured Party or Arranger incurs in relation to all stamp duty, registration, excise and other similar Taxes payable in respect of any Finance Document or the transactions occurring under any of them.

15.8	Value added tax

(a)

All amounts set out, or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Subject Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

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15.9	Survival of obligations

Without prejudice to the survival of any other section of this Agreement, the agreements and obligations of each Obligor and each Finance Party contained in this clause 15 shall survive the payment in full by the Obligors of all obligations under this Agreement and the termination of this Agreement.

15.10	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA;

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

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(e)

If a Borrower is a US Tax Obligor or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a US Tax Obligor, the date of a request from the Facility Agent,

supply to the Facility Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)

The Facility Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent). The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)

The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

15.11	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall the Facility Agent and the Facility Agent shall notify the other Finance Parties.

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16.	INCREASED COSTS

16.1	Increased costs

(a)

Subject to clause 16.3 (Exceptions) the Company shall, within three Business Days of a demand by the relevant Finance Party, pay for the account of that Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement; or

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	the implementation or application of, or compliance with, Basel III, CRD IV or CRR or any law or regulation that implements or applies Basel III, CRD IV or CRR.

provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall in each case be deemed to be have been introduced after the date of this Agreement, regardless of the date enacted, adopted or issued.

(b)	In this Agreement:

(i)	"Increased Costs" means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Participation or a Pre-settlement Facility or funding or performing its obligations under any Finance Document or Letter of Credit; and

(ii)	"Basel III" means:

(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

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(B)

the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

16.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to clause 16.1 (Increased costs) shall notify the Company of the event giving rise to the claim.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Company, provide a certificate confirming the amount of its Increased Costs.

16.3	Exceptions

(a)	Clause 16.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction from a payment under a Finance Document required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by any Party;

(iii)

compensated for by clause 15.2 (Tax indemnity) (or would have been compensated for under clause 15.2 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 15.2 (Tax indemnity) or paragraph (a) of clause 15.3 (US tax) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)	incurred or suffered by a Lender more than 6 months prior to the date on which it gives notice thereof under clause 16.2(a) (Increased cost claims).

17.	OTHER INDEMNITIES

17.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party and the Arranger to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

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(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Secured Party and the Arranger against any cost, loss or liability incurred by that Secured Party or Arranger as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 31 (Sharing Among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

17.3	Indemnity to the Facility Agent

The Company shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

17.4	Indemnity to the Security Agent

(a)	Each Obligor shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	the taking, holding, protection or enforcement of the Transaction Security;

(ii)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; and

(iii)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

(b)

The Security Agent may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 17.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

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17.5	Evidence of costs

Any demand for payment under this clause 17 shall be accompanied by reasonable supporting evidence explaining how the costs have been incurred.

18.	MITIGATION BY THE LENDERS

18.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 11.1 (Change of Control), clause 11.2 (Illegality), clause 15 (Tax Gross Up and Indemnities), clause 16 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

18.2	Limitation of liability

(a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 18.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under clause 18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

19.	COSTS AND EXPENSES

19.1	Transaction expenses

The Company shall promptly on demand pay the Facility Agent, the Arranger and the Security Agent the amount of all costs and expenses (including, but not limited to, pre-agreed legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

19.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to clause 32.10 (Change of currency), the Company shall, within three Business Days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including, but not limited to, legal fees) reasonably incurred by the Facility Agent and the Security Agent (and in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement, to the extent pre-agreed with the Company.

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19.3	Security Agent's ongoing costs

(a)

In the event of (i) the occurrence of a Default or (ii) the Security Agent considering it necessary or expedient or (iii) the Security Agent (acting reasonably) being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent under the Finance Documents, the Company shall pay to the Security Agent any additional remuneration that may be agreed between them.

(b)

If the Security Agent and the Company fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Company or, failing approval, nominated (on the application of the Security Agent) by the President of the Chamber of Commerce in Amsterdam (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

19.4	Enforcement and preservation costs

The Company shall, within three Business Days of demand, pay to each Secured Party and the Arranger the amount of all costs and expenses (including, but not limited to, legal fees) incurred by that Secured Party and the Arranger in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

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SECTION 7

GUARANTEE

20.	GUARANTEE AND INDEMNITY

20.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally by way of an independent guarantee (onafhankelijke garantie):

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 20 if the amount claimed had been recoverable on the basis of a guarantee.

20.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

20.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this clause 20 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

20.4	Waiver of defences

The obligations of each Guarantor under this clause 20 will not be affected by any act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 20 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

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(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group and/or Tradin Organics USA LLC;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

20.5	Guarantor Intent

Without prejudice to the generality of clause 20.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

20.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 20. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

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(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this clause 20.

20.8	Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 20:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 20.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with clause 32 (Payment Mechanisms).

20.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

20.10	Waiver

(a)

To the extent that this guarantee would unintendedly be deemed to qualify as a suretyship (borgtocht) under Article 7:850 of the Dutch Civil Code, the effects under Dutch law of such qualification do not apply and each Guarantor will not have any defence which it would otherwise have had solely on the basis that it would have been a surety (borg) under Article 7:850 of the Dutch Civil Code.

(b)

Each Guarantor hereby waives all its rights and defences as set out in Section 7:852 (1), (2) and (3), Section 7:853 and Section 7:855 Dutch Civil Code and all its rights and defences as set out in Section 6:139 and Section 6:154 Dutch Civil Code as well as all other rights and defences accorded to it by law or otherwise including, without limitation, the right of set-off, insofar as such a waiver is permitted by mandatory provisions of law.

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20.11	Dutch Guarantee Limitations

Notwithstanding any other provision of this clause 20, the guarantee, indemnity and other obligations of any Guarantor incorporated in the Kingdom of the Netherlands (each a "Dutch Guarantor") expressed to be assumed by it in this clause 20.11 shall be deemed not to be assumed by such Dutch Guarantor to the extent that the same would constitute unlawful financial assistance within the meaning of Article 2:98(c) Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction and the provisions of this Agreement and the other Finance Documents shall be construed accordingly.

20.12	Guarantee Limitation - Fraudulent Conveyance

Any term or provision of this clause 20 or any other term in this Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any Guarantor shall be liable under this Agreement or any other Finance Document shall in no event exceed an amount equal to the largest amount that would not render such Guarantor's obligations under this Agreement subject to avoidance under applicable United States federal or state fraudulent transfer, fraudulent conveyance or similar laws.

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SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this clause 21 to each Finance Party on the date of this Agreement.

21.1	Status

(a)	It is a corporation or a limited liability company, duly incorporated or organised and validly existing under the law of its jurisdiction of incorporation or organisation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

21.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.

21.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its or any of its Subsidiaries' constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets in a way that could reasonably be expected to have a Material Adverse Effect.

21.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

21.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in each Relevant Jurisdiction,

have been obtained or effected and are in full force and effect.

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21.6	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of each of the Finance Documents will be recognised and enforced in each Relevant Jurisdiction.

(b)	Subject to the Legal Reservations, any judgment obtained in the Kingdom of the Netherlands in relation to a Finance Document will be recognised and enforced in each Relevant Jurisdiction.

21.7	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document provided that, with respect to payments by or on behalf of a US Borrower, a Withholding Tax Form has been provided by the relevant Finance Party.

21.8	No filing or stamp taxes

Under the law of each Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

21.9	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which could reasonably be expected to have a Material Adverse Effect.

21.10	No misleading information

(a)

Any written factual information provided by any member of the Group or Tradin Organics USA LLC pursuant to or in connection with the Finance Documents is true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)

Nothing has occurred or been omitted from the information provided and no information has been given or withheld that results in the information provided being untrue or misleading in any material respect.

(c)

All written information supplied by any member of the Group or Tradin Organics USA LLC is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

21.11	Financial statements

(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)	Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Company) during the relevant financial year.

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(c)

There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company and/or Tradin Organics USA LLC) since the date on which its Original Financial Statements are stated to have been prepared.

21.12	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.13	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, could reasonably be expected to have a Material Adverse Effect has been started or (to the best of its knowledge and belief) threatened against any member of the Group and/or Tradin Organics USA LLC (or against the directors of any member of the Group and/or Tradin Organics USA LLC).

21.14	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of clause 25.7 (Insolvency proceedings); or

(b)	creditors' process described in clause 25.8 (Creditors' process),

has been taken or is threatened in relation to a member of the Group and/or Tradin Organics USA LLC; and none of the circumstances described in clause 25.6 (Insolvency) applies to a member of the Group.

21.15	No breach of laws

It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or could reasonably be expected to have a Material Adverse Effect.

21.16	Financial Indebtedness

Neither it nor any of its Subsidiaries has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

21.17	Environmental compliance

Each member of the Group and Tradin Organics USA LLC has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group and/or Tradin Organics USA LLC or on which any member of the Group and/or Tradin Organics USA LLC has conducted any activity where failure to do so could reasonably be expected to have a Material Adverse Effect.

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21.18	Environmental Claims

No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group and/or Tradin Organics USA LLC where that claim could be reasonably be expected, if determined against that member of the Group and/or Tradin Organics USA LLC, to have a Material Adverse Effect.

21.19	Taxation

(a)

It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld).

(b)	It is not materially overdue in the filing of any Tax returns.

(c)	No claims are being or are reasonably likely to be asserted against it with respect to Taxes.

(d)

It has properly filed or caused to be filed (and, where applicable, has been included in) all material US Tax returns, reports and statements (whether federal, state, local or otherwise) applicable to it in all jurisdictions in which such returns, reports and statements are required to be filed. All such US Tax returns are correct and complete in all material respects.

(e)

It has paid all material US Taxes due whether or not shown on any tax return, together with applicable interest and penalties, except to the extent such US Taxes are contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment of such US Taxes and with respect to which adequate reserves have been set aside for the payment of such US Taxes.

21.20	No Immunity

In any proceedings taken in a Relevant Jurisdiction in relation to the Finance Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

21.21	Security

No Security exists over all or any of the present or future assets of any member of the Group and/or Tradin Organics USA LLC other than any Security permitted under clause 24.3 (Negative pledge).

21.22	Ranking

Subject to any Security permitted under paragraphs (c)(iii), (iv), (v), (vi) and (x) of clause 24.3 (Negative pledge), the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

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21.23	Transaction Security

Each Security Document to which it is a party validly creates the Security which is expressed to be created by that Security Document and evidences the Security it is expressed to evidence.

21.24	Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

21.25	Legal and beneficial owner

It is the absolute legal owner and beneficial owner of the assets subject to the Transaction Security.

21.26	Group Structure

The Group Structure Chart delivered to the Facility Agent pursuant to schedule 2 (Conditions Precedent) is true, complete and accurate.

21.27	Ownership of the Obligors

Each Obligor (other than the Company) is a wholly-owned Subsidiary of the Company.

21.28	Ownership of the Company

The Company is under the control of SunOpta Inc.

21.29	Tax Notice

No notice under Article 36 Tax Collection Act (Invorderingswet 1990) has been given by any member of the Group and/or Tradin Organics USA LLC.

21.30	Centre of main interests and establishments

(a)

It has its' "centre of main interests" (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation") in its jurisdiction of incorporation;

(b)	The Original Obligors have an "establishment" (as defined in Article 2(h) of the Regulation) in Germany and France.

21.31	ERISA and Multiemployer Plan

(a)	No ERISA Event has occurred, is continuing, or is reasonably likely to occur with respect to which any Obligor or ERISA Affiliate has or is reasonably likely to incur any liability.

(b)

Each Employee Plan is in compliance in form and operation with ERISA and the Code and all other applicable laws and regulations save where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

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(c)

Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of an Employee Plan with no determination, nothing has occurred that would materially adversely affect such qualification).

(d)	There exists no Unfunded Pension Liability with respect to any Employee Plan, except as would not have a Material Adverse Effect.

(e)

Neither any Obligor nor any ERISA Affiliate has incurred a complete or partial withdrawal from any Multiemployer Plan, and if each of the Obligors and each ERISA Affiliate were to withdraw in a complete withdrawal as of the date hereof, the aggregate withdrawal liability that would be incurred would not reasonably be expected to have a Material Adverse Effect.

(f)

There are no actions, suits or claims pending against or involving an Employee Plan (other than routine claims for benefits) or, to the knowledge of any Obligor or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Employee Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

(g)

Each Obligor and ERISA Affiliate has made all material contributions to or under each such Employee Plan it is required by law to make within the applicable time limits prescribed thereby, the terms of such Employee Plan, or any contract or agreement requiring contributions to an Employee Plan, except where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

(h)

Neither any Obligor nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan subject to Section 4064(a) of ERISA to which it made contributions.

(i)

To the knowledge of each Obligor and each ERISA Affiliate, no Multiemployer Plan is or is reasonably likely to become insolvent or is in reorganization for purposes of Title IV of ERISA, except where any such insolvency or reorganization would not reasonably be expected to have a Material Adverse Effect.

21.32	Federal Reserve Regulations

(a)

No Obligor is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b)

None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any Financial Indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation U or Regulation X.

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21.33	Investment Companies

No Obligor, person controlling an Obligor or Subsidiary of an Obligor is or is required to be registered as an "investment company" under the US Investment Company Act of 1940 (the "1940 Act").

21.34	Economic Sanctions Law

(a)

No member of the Group (excluding Sunopta Inc.) nor any Affiliate of any member of the Group (excluding Sunopta Inc.) is, or is owned or controlled by, a Sanctioned Person, and no officer, director, employee or holder of shares in any member of the Group (excluding Sunopta Inc.) is a Sanctioned Person.

(b)

No member of the Group (excluding Sunopta Inc.) nor any Affiliate of any member of the Group (excluding Sunopta Inc.) has, during the past 5 years, entered into (or been subject to any claim, proceedings, notice or investigation in relation to) any agreement, transaction or dealing with or for the benefit of any Sanctioned Person (or involving any property thereof) or involving any Sanctioned Jurisdiction.

(c)

No member of the Group (excluding Sunopta Inc.) will directly or indirectly use any proceeds of the Loans made hereunder, or lend, contribute or otherwise make available such proceeds to any other person, entity, joint venture or organization (A) to fund or facilitate any agreement, transaction or dealing with or for the benefit of any Sanctioned Person (or involving any property thereof) or involving any Sanctioned Jurisdiction, or (B) in any other manner that will result in a violation of Economic Sanctions Law by any person, including any Finance Party.

21.35	Repetition

The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

(a)	the date of each Utilisation Request and the first day of each Interest Period; and

(b)	in the case of an Additional Obligor, the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

22.	INFORMATION UNDERTAKINGS

The undertakings in this clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Facility is in force.

22.1	Financial statements

The Company shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)

as soon as the same become available, but in any event within 30 days after the end of the first, second and third quarter of each of its financial years the consolidated financial statements of the Company for that quarter containing a balance sheet, a profit and loss statement and a consolidation statement;

(b)

as soon as the same become available, but in any event within 60 days after the end of the fourth quarter of each of its financial years the consolidated financial statements of the Company for that quarter containing a balance sheet, a profit and loss statement and a consolidation statement;

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(c)

as soon as the same become available, but in any event within 180 days after the end of each of its financial years, the audited consolidated financial statements of the Company for that financial year containing a balance sheet and profit and loss statement including (a summary of) the president's report, a consolidation sheet - audited special purposes report;

(d)

as soon as the same become available, but in any event within 270 days after the end of each of its financial years the audited financial reports of Tradin Organic Agriculture B.V. and Trabocca B.V. for that financial year; and

(e)

as soon as the same become available, but in any event within 270 days after the end of each of its financial years the unaudited financial reports of Tradin Organics USA LLC and SunOpta Foods Europe B.V. for that financial year.

22.2	Compliance Certificate

(a)

The Company shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraphs (a), (b) and (c) of clause 22.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with clause 23 (Financial Covenants) as at the date at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by a managing director of the Company.

22.3	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Company pursuant to clause 22.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date at which those financial statements were drawn up.

(b)

The Company shall procure that each set of financial statements of an Obligor delivered pursuant to clause 22.1 (Financial statements) is prepared using generally accepted accounting principles and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in those generally accepted accounting principles or the accounting practices or reference periods, and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Facility Agent:

(i)

a description of any change necessary for those financial statements to reflect the generally accepted accounting principles, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether clause 23 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

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(c)	If the Company notifies the Facility Agent of a change in accordance with paragraph (b) above then the Company and Facility Agent shall enter into negotiations in good faith with a view to agreeing:

(i)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(ii)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms,

and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

(d)

Any reference in this Agreement to "those financial statements" shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

22.4	ERISA-Related Information

The Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)

promptly and in any event within 15 days after any Obligor or any ERISA Affiliate files a schedule B (or such other schedule as contains actuarial information) to IRS Form 5500 in respect of an Employee Plan with Unfunded Pension Liabilities, a copy of such IRS Form 5500 (including the schedule B);

(b)

promptly and in any event within 15 days after any Obligor or any ERISA Affiliate knows or has reason to know that any ERISA Event which, individually or when aggregated with any other ERISA Event, would reasonably be expected to have a Material Adverse Effect has occurred, the written statement of the Chief Financial Officer of such Obligor or ERISA Affiliate, as applicable, describing such ERISA Event and the action, if any, which it proposes to take with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event; provided that, in the case of ERISA Events under paragraph (e) of the definition thereof, the 15-day period set forth above shall be a ten-day period, and, in the case of ERISA Events under paragraph (b) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Event;

(c)

promptly, and in any event within 15 days, after becoming aware that there has been (i) a material increase in Unfunded Pension Liabilities, taking into account only Employee Plans with positive Unfunded Pension Liabilities; (ii) the existence of potential withdrawal liability under Section 4201 of ERISA, if each Obligor and its ERISA Affiliates were to completely or partially withdraw from all Multiemployer Plans; (iii) the adoption of, or the commencement of contributions to, any Employee Plan subject to Section 412 of the Code by any Obligor or any ERISA Affiliate; or (iv) the adoption of any amendment to an Employee Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of any Obligor, a detailed written description thereof from the Chief Financial Officer of each affected Obligor or ERISA Affiliate, as applicable; and

(d)

copies of (i) any documents described in Section 101(k)(1) of ERISA that an Obligor or any ERISA affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1)(1) of ERISA that an Obligor or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that, the Obligor or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from the administrator or sponsor of such Multiemployer Plan upon written request by the Lender and in any event at least annually not later than the anniversary date of the date hereof, and shall provide copies of such documents and notices promptly after receipt thereof.

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22.5	Information: miscellaneous

The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	all documents despatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group and/or Tradin Organics USA LLC (or against the directors of any member of the Group and/or Tradin Organics USA LLC), and which could result in a claim against any member of the Group and/or Tradin Organics USA LLC in an aggregate amount of EUR 250,000 (or an equivalent amount in any other currency) or more;

(c)

promptly, such further information regarding the financial condition, business and operations of any member of the Group and/or Tradin Organics USA LLC as any Finance Party (through the Facility Agent) may reasonably request;

(d)

promptly in case it enters into any agreement for the acquisition of any company, business or undertaking including details of the relevant company business or undertaking and the price to be paid (including any assumed indebtedness) in respect thereof and any other information in relation thereto as the Facility Agent might reasonably require;

(e)	promptly of any direct or indirect change in ownership of the Company;

(f)	promptly upon request, information relating to the vessels on which any Commodities will be or are transported;

(g)	promptly upon request, information relating to a decrease in the value of any Eligible Receivable of Eligible Inventory or any provision made to any Eligible Receivable and

(h)

within 5 Business Days of any termination of any intercompany guarantee referred to in paragraph (a) of Part 4 of Schedule 10 (Conditions Subsequent), copies of any notices of termination thereunder (together with any other information relating thereto as the Facility Agent may reasonably request).

22.6	Notification of default

(a)	Each Obligor shall notify the Facility Agent:

(i)	of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence; and

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(ii)	promptly in case it has reason to believe that it might not comply with clause 23 (Financial Covenants) at any time.

(b)

Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.7	Use of websites

(a)

The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Facility Agent (the "Designated Website") if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Facility Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Company accordingly and the Company shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)

The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Facility Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

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(d)

Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

22.8	"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Facility Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Company shall, by not less than ten Business Days' prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to clause 27 (Changes to the Obligors).

(d)

Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Facility Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

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23.	FINANCIAL COVENANTS

23.1	Financial definitions

In this clause 23:

"Consolidated Total Net Assets" means the consolidated total assets of the Company as reported in the financial statements delivered pursuant to paragraphs (a), (b) or (c) of clause 22.1 (Financial statements).

"Solvency Ratio" means, at any time, the ratio of Tangible Net Worth at such time to Consolidated Total Net Assets at such time, expressed as a percentage.

"Tangible Net Worth" means the sum of all paid-up capital, free reserves, plus any subordinated loan capital, less all intangible assets, less loans not related to Trade Business made to Sunopta group companies not being Obligors.

23.2	Financial condition

The Company shall ensure that:

(a)	the Tangible Net Worth of the Guarantor is not less than EUR 22,000,000 at any time; and

(b)	the Solvency Ratio shall be greater than 18 per cent.

23.3	Financial testing

The financial covenants set out in clause 23.2 (Financial condition) shall be calculated in accordance with GAAP and tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to clause 22.2 (Compliance Certificate).

24.	GENERAL UNDERTAKINGS

The undertakings in this clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Lender continues to make any Facility available to an Obligor.

24.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of the Relevant Jurisdictions to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in each Relevant Jurisdiction of any Finance Document.

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24.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

24.3	Negative pledge

In this clause 24.3, "Quasi-Security" means an arrangement or transaction described in paragraph (b) below.

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security (or as the case may be) Quasi-Security, listed below:

(i)	any Security or Quasi-Security securing any Permitted Financial. Indebtedness referred to in paragraph (d) of that definition;

(ii)	any Security or Quasi-Security granted by any member of the Group other than an Obligor to secure any Permitted Financial Indebtedness referred to in paragraph (f) of that definition;

(iii)

any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances and any pledge granted over a credit balance on a bank account for the sole purpose of giving effect to such netting arrangements;

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(iv)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group and/or Tradin Organics USA LLC for the purpose of:

(A)	hedging any risk to which any member of the Group and/or Tradin Organics USA LLC is exposed in its ordinary course of trading; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(v)	any Security or Quasi Security arising or created pursuant to:

(A)

clauses 25 and 26 (or corresponding provisions if amended) of the general banking terms and conditions (algemene bankvoorwaarden) used by any bank or financial institution in respect of its branch offices in the Kingdom of the Netherlands and based on the general conditions agreed between The Netherlands Bankers Association (Nederlandse Vereniging van Banken) and the Consumers Association (Consumentenbond); and

(B)

any other customary general business condition of any bank or financial institution (in relation to accounts and/or deposits held with such bank or financial institution) which is required by law or is customarily required in the relevant jurisdiction with whom any member of the group maintains a banking relationship in the ordinary course of business;

(vi)	any lien and rights of set off arising by operation of law and in the ordinary course of trading;

(vii)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(B)	the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

(C)	the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset;

(viii)

any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

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(B)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(C)	the Security or Quasi-Security is removed or discharged within three months of that company becoming a member of the Group;

(ix)	the Transaction Security; or

(x)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group.

24.4	Disposals

(a)

No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	of assets made in the ordinary course of trading and on arm's length terms of the disposing entity;

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii)	by one Obligor to another Obligor if that other Obligor is party to a legally valid binding and enforceable Security Document which creates a first priority Security over all of its assets;

(iv)

for cash on arm's length terms of any obsolete assets not required for the efficient operation of the business of the Group and/or Tradin Organics USA LLC by any member of the Group and/or Tradin Organics USA LLC;

(v)	of cash in respect of payment of management fees to SunOpta Inc. provided that any such payment does not in aggregate exceed EUR 5,000,000 per annum;

(vi)	of cash where that disposal is not otherwise prohibited by the Finance Documents;

(vii)	permitted under clause 24.3 (Negative pledge) or 24.13 (Dividends) (to the extent agreed under that clause);

(viii)	of any shares in SunOpta Food (Dalian) Ltd. or any assets owned by that entity;

(ix)	of any shares in Tradin Organics USA LLC to Co peratie SunOpta U.A. in relation to the Reorganisation; or

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(x)

any disposal not permitted by the preceding paragraphs provided that the higher of the market value and the consideration receivable for all assets subject to any such disposal during any calendar year does not in aggregate exceed EUR 500,000.

24.5	Merger

No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

24.6	Change of business

The Company shall ensure that:

(a)	no change is made to the nature of the business of any member of the Group or Tradin. Organics USA LLC from that carried on at the date of this Agreement; and

(b)	no member of the Group or Tradin Organics USA LLC shall commence any business or activity other than any activity conducted by it as at the date hereof.

24.7	Insurance

Each Obligor shall (and the Company shall ensure that each member of the Group will):

(a)

maintain in a manner acceptable to the Lenders insurance cover of a type and at a level on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for a prudent person carrying on the same or substantially similar business; and

(b)

provide the Facility Agent with copies of relevant insurance policies, including but not limited to building insurance, inventory, local transport, marine open cargo insurance, political risk cover insurance and credit risk insurance.

24.8	Environmental Compliance

Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same where failure to do so could reasonably be expected to have a Material Adverse Effect.

24.9	Environmental Claims

The Company shall inform the Facility Agent in writing as soon as reasonably practicable upon becoming aware of:

(a)	any Environmental Claim that has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group and/or Tradin Organics USA LLC; or

(b)	any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group and/or Tradin Organics USA LLC,

where the claim could be reasonably be expected, if determined against that member of the Group or Tradin Organics USA LLC, to have a Material Adverse Effect.

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24.10	Taxation

Each Obligor shall (and the Company shall ensure that each member of the Group will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent that (a) such payment is being contested in good faith, (b) adequate reserves are being maintained for those Taxes and (c) such payment can be lawfully withheld).

24.11	Arm's length basis

No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any intra-Group loan except on arm's length terms and for full market value.

24.12	Loans and Guarantees

No Obligor shall (and the Company shall ensure that no other member of the Group will) make any loans, grant any credit (save in the ordinary course of business) or give any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person unless the aggregate amount of all such loans and credits and liabilities under guarantees and indemnities and other relevant liabilities does not exceed EUR 10,000,000 at any time.

24.13	Dividends

(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	pay, make or declare any dividend or other distribution in respect of any financial year of that member of the Group or Tradin Organics USA LLC; and/or

(ii)	pay management fees to SunOpta Inc. except as permitted under paragraph (b)(v) of clause 24.4 (Disposals),

without the prior written consent of the Lenders.

24.14	Indebtedness

(a)

The Company shall ensure that no member of the Group or Tradin Organics USA LLC shall incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to any Financial Indebtedness:

(i)	which is Permitted Financial Indebtedness; or

(ii)	not falling within paragraph (b)(i) above if the aggregate amount does not exceed EUR 5,000,000 (or its equivalent in any other currency).

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24.15	Preservation of Assets

Each Obligor shall, and the Company shall ensure that each member of the Group will, maintain and preserve all of its assets that are necessary for the conduct of its business, as conducted at the date of this Agreement, in good working order and condition, ordinary wear and tear excepted.

24.16	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

24.17	Payments for Eligible Inventory

Each Obligor shall ensure that any amount owed to it in respect of Eligible Inventory is paid into a bank account subject to the Transaction Security and any documentary credit instrument issued in its name shall be payable at the counters of a Lender.

24.18	Positive Pledge

Each Obligor shall promptly upon request by the Security Agent for itself and on behalf of the Lenders, if an Event of Default has occurred which is continuing and to the extent permitted by applicable law, create (or procure the creation of) first ranking, fully perfected additional Security in favour of the Security Agent over any of its assets not already subject to Transaction Security (other than any shares in an Obligor) on terms acceptable to the Security Agent (acting reasonably).

24.19	Access

Each Obligor shall:

(a)

on request of the Facility Agent, provide the Facility Agent and Security Agent with any information the Facility Agent or Security Agent may reasonably require about the Charged Property and its compliance with the terms of the Security Documents; and

(b)

permit the Security Agent, its representatives, delegates, professional advisers and contractors, free access at all reasonable times and on reasonable notice at the cost of the Obligors, (i) to inspect and take copies and extracts from the books, accounts and records in relation to the Charged Property of that Obligor and (ii) to view the Charged Property (without becoming liable as mortgagee in possession).

24.20	Guarantors

The Company shall ensure that at all times the aggregate gross assets and aggregate turnover of the Guarantors (in each case calculated on an unconsolidated basis and excluding all intra- group items and investments in Subsidiaries of any member of the Group) represents not less than 70 per cent of consolidated gross assets and consolidated turnover of the Group and Tradin Organics USA LLC.

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24.21	Compliance with ERISA

No Obligor shall:

(a)

allow, or permit any of its ERISA Affiliates to allow, (i) any Employee Plan with respect to which any Obligor or any of its ERISA Affiliates may have any liability to terminate, (ii) any Obligor or ERISA Affiliates to withdraw from any Employee Plan or Multiemployer Plan, (iii) any ERISA Event to occur with respect to any Employee Plan, or (iv) any Employee Plan to fail to satisfy the minimum funding standard (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, to the extent that any of the events described in (i), (ii), (iii) or (iv), singly or in the aggregate, could have a Material Adverse Effect;

(b)

allow, or permit any of its ERISA Affiliates to allow, (i) the aggregate amount of Unfunded Pension Liability among all Employee Plans (taking into account only Employee Plans with positive Unfunded Pension Liability) at any time to be in an amount that would reasonably be expected to have a Material Adverse Effect; or (ii) the aggregate potential withdrawal liability under Section 4201 of ERISA, if the Borrowers and their ERISA Affiliates were to completely or partially withdraw from all Multiemployer Plans, to be in an amount that would reasonably be expected to have a Material Adverse Effect; or

(c)

fail, or permit any of its ERISA Affiliates to fail, to comply in any material respect with ERISA or the related provisions of the Code, if any such non-compliance, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

24.22	Federal Reserve Regulations

Each US Borrower will use the Facilities without violating Regulations T, U and X.

24.23	Compliance with US Regulations

No Obligor shall (and the Company shall ensure that no other member of the Group will) become an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the 1940 Act. Neither the making of any Loan, or the application of the proceeds or repayment of any Loan by any Obligor nor the consummation of the other transactions contemplated by this Agreement will violate any provision of such act or any rule, regulation or order of the SEC under the 1940 Act.

24.24	Further assurance

(a)

Each Obligor shall (and the Company shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

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(ii)

to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

(iii)

to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security (provided that an Event of Default has occurred and is continuing or any Finance Party has made a demand for repayment or cash cover in accordance with the Finance Documents).

(b)

Each Obligor shall (and the Company shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

24.25	Banking business

(a)

The Company shall ensure that no Obligor shall (i) conduct any banking business with any person other than the Lenders, Volksbank, Credit Agricole, Bank of America and Triodos Bank or (ii) conclude any hedging arrangements with any person other than ING Bank N.V. and Rabobank (or their Affiliates) or Saxo Bank.

(b)

The Company shall procure that each relevant Obligor provides the Facility Agent with an overview of all outstanding deposits, derivative transactions, current (MtM) value and possible cash cover of such Obligors with Saxo Bank on a bi-weekly basis.

(c)	The Company shall procure that each relevant Obligor treats each of ING Bank N.V., Rabobank and Deutsche Bank AG, Amsterdam branch as its preferred supplier of banking products.

24.26	Economic Sanctions Law compliance

No Obligor shall (and the Company shall ensure that no member of the Group (excluding Sunopta Inc.) will):

(a)	participate in or facilitate a transaction or business in a Sanctioned Jurisdiction or involving any Sanctioned Person;

(b)	become or employ a Sanctioned Person or will locate themselves in a Sanctioned Jurisdiction;

(c)

permit any Loan or the proceeds of any Loan, directly or indirectly, to be lent, contributed, provided or otherwise made available to any subsidiary, joint venture partner or other person, to fund any activities of or business in any Sanctioned Jurisdiction or with any person located, organised or residing in any Sanctioned Jurisdiction or with any person, or in any country or territory, that, at the time of such funding, is a Sanctioned Person, or in any other manner that could reasonably be expected to result in a violation by any person (including any Finance Party) of Economic Sanctions Law;

(d)

repay the Facilities from funds or assets which constitute property of, or are beneficially owned by, any Sanctioned Person or which are direct proceeds derived from any transactions that violate the prohibitions set forth in any applicable Economic Sanctions Law; and

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(e)	allow any Sanctioned Person to have any direct or indirect interest in any Obligor (other than such direct or indirect interest through Sunopta Inc.).

24.27	Conditions subsequent

(a)

The Company shall procure that by no later than 30 November 2014, it and each relevant Borrower shall replace the existing warehouse agreements described in Part 1of schedule 10 (Conditions Subsequent) with new warehouse agreements substantially in the form of schedule 3 to the Security Document referred to in paragraph 2(a) of Part 1 of schedule 2 (Conditions Precedent) (as amended on the last amendment date of this Agreement).

(b)

The Company shall procure that by no later than 31 December 2014, it and each relevant Borrower shall conclude the new warehouse agreements described in Part 2 of schedule 10 (Conditions Subsequent) substantially in the form of schedule 3 to the Security Document referred to in paragraph 2(a) of Part 1 of schedule 2 (Conditions Precedent) (as amended on the last amendment date of this Agreement).

(c)

The Company and Tradin Organic Agriculture B.V. shall procure that by no later than 30 October 2014, the security document described in Part 3 of schedule 10 (Conditions Subsequent) is entered into with the Security Agent in a form and with a substance satisfactory to the Facility Agent.

(d)

The Company and Tradin Organic Agriculture B.V. shall procure that by no later than 30 October 2014 they shall conclude a warehouse agreement (or enter into any other relevant agreement, arrangement or undertaking which is customary in the Federal Republic of Germany) with the relevant warehouse owner where the assets transferred under the agreement referred to in paragraph (c) above) are or will be stored) on terms and conditions satisfactory to the Facility Agent.

(e)

A legal opinion from DLA Piper UK LLP (in Germany) addressed to the Arranger, the Facility Agent and the Security Agent relating to the validity and enforceability of the documents referred to in paragraphs (c) and (d) above.

(f)	The Company shall procure that the conditions subsequent specified in Part 4 of schedule 10 (Conditions Subsequent) are fulfilled prior to 15 November 2014.

(g)

The Company shall procure that prior to 15 November 2014 Security is established for the benefit of all Finance Parties in respect of all bank accounts held by any relevant Obligor with (i) Saxo Bank (subject to the performance of a cost / benefit analysis between the Facility Agent and the Company) and (ii) Rabobank and Deutsche Bank Nederland AG, Amsterdam Branch which are opened pursuant to or in connection with the Facilities Agreement.

(a)

The Company shall procure that, prior to 30 November 2014, in connection with Facility 3, a hedge agreement is entered into (and corresponding hedge accounts (which are made subject to Security as envisaged under paragraph (g) above) are opened) between the Company and Rabobank.

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25.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this clause 25 is an Event of Default (save as for clause 25.22 (Facilities uncommitted and on demand).

25.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within 3 Business Days of its due date.

25.2	Financial covenants

Any requirement of clause 23 (Financial Covenants) is not satisfied.

25.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 25.1 (Non-payment) and clause 23 (Financial Covenants)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Facility Agent giving notice to the Company or the Company becoming aware of the failure to comply unless the Facility Agent or the Security Agent notifies the relevant Obligor that in its opinion any delay in remedying such breach or default may be prejudicial to the interests of the Finance Parties.

25.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless such misrepresentation is capable of remedy and is remedied within 10 Business Days of the Facility Agent giving notice to the Company or the Company becoming aware of the failure to comply.

25.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group and/or Tradin Organics USA LLC is not paid when due nor within any originally applicable grace period.

(b)

Any Financial Indebtedness of any member of the Group and/or Tradin Organics USA LLC is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

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(c)

Any commitment for any Financial Indebtedness of any member of the Group and/or Tradin Organics USA LLC is cancelled or suspended by a creditor of any member of the Group and/or Tradin Organics USA LLC as a result of an event of default (however described).

(d)

Any creditor of any member of the Group and/or Tradin Organics USA LLC becomes entitled to declare any Financial Indebtedness of any member of the Group and/or Tradin Organics USA due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this clause 25.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling

(f)	within paragraphs (a) to (d) above is less than EUR 500,000 (or its equivalent in any other currency or currencies).

25.6	Insolvency

(a)

A member of the Group and/or Tradin Organics USA LLC is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any member of the Group and/or Tradin Organics USA LLC is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any member of the Group and/or Tradin Organics USA LLC.

25.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group and/or Tradin Organics USA LLC other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(b)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group and/or Tradin Organics USA LLC;

(c)

the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group and/or Tradin Organics USA LLC or any of its assets; or

(d)	enforcement of any Security over any assets of any member of the Group and/or Tradin Organics USA LLC,

or any analogous procedure or step is taken in any jurisdiction.

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This clause 25.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within fourteen days of commencement.

25.8	Creditors' process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group and/or Tradin Organics USA LLC having an aggregate value of EUR 250,000 or more (or any event occurs which under the laws of any jurisdiction has a similar or analogous effect) and the same is not discharged within 14 days.

25.9	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

25.10	Expropriation

The authority or ability of any member of the Group and/or Tradin Organics USA LLC to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group and/or Tradin Organics USA LLC or any of its assets.

25.11	Repudiation

An Obligor repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

25.12	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business as conducted at the date of this Agreement.

25.13	Ownership of the Obligors

(a)

An Obligor (other than the Company) ceases to be (directly or indirectly) a Subsidiary of the Company provided that no Event of Default has occurred or will occur under this clause in respect of Tradin Organics USA LLC ceasing to be a Subsidiary of the Company solely by reason of the implementation of the Reorganisation.

(b)	Following implementation of the Reorganisation, Tradin Organics USA LLC ceases to be (directly or indirectly) a Subsidiary of SunOpta Foods Inc.

25.14	Material adverse change

Any event or circumstance occurs which has or could reasonably be expected to have a Material Adverse Effect.

25.15	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened against any member of the Group and/or Tradin Organics USA LLC which could reasonably be expected to have a Material Adverse Effect.

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25.16	Transaction Security

(a)	At any time any of the Transaction Security is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable or otherwise ceases to be effective.

(b)

Subject to, any permitted under paragraphs (c)(iii), (iv), (v), (vi) and (x) of clause 24.3 (Negative pledge), at any time, any of the Transaction Security fails to have first ranking priority or is subject to any prior ranking or pari passu ranking Security.

25.17	Tax Notice

A notice under Article 36 Tax Collection Act (Invorderingswet 1990) has been given by any member of the Group and/or Tradin Organics USA LLC.

25.18	Ownership of the Company

There is a change (directly or indirectly) in legal or beneficial ownership of any shares in the Company or the Company ceases to be under the control (directly or indirectly) of SunOpta Inc.

25.19	Use of Facilities

A Borrower uses all or part of a Facility to obtain interest profits, to gain or to carry out interest arbitrage by means of transactions that cannot be regarded as being part of its normal business operations.

25.20	Employee Plans

Any ERISA Event shall have occurred, or clause 24.21 (Compliance with ERISA) shall be breached, and the liability of an Obligor or its ERISA Affiliates, either individually or in the aggregate, related to such ERISA Event or breaches, individually or when aggregated with all other ERISA Events, and all such breaches would have or would be reasonably expected to have a Material Adverse Effect.

25.21	Economic Sanctions Law and Economic Sanctions Law Compliance in respect of Sunopta Inc.

(a)	Sunopta Inc. is, or is owned or controlled by, a Sanctioned Person, and any officer, director, employee or holder of shares in Sunopta Inc. is a Sanctioned Person.

(b)

Sunopta Inc. has, during the past 5 years, entered into (or been subject to any claim, proceedings, notice or investigation in relation to) any agreement, transaction or dealing with or for the benefit of any Sanctioned Person (or involving any property thereof) or involving any Sanctioned Jurisdiction.

(c)

Sunopta Inc. directly or indirectly uses any proceeds of the Loans made hereunder, or lends, contributes or otherwise makes available such proceeds to any other person, entity, joint venture or organization (A) to fund or facilitate any agreement, transaction or dealing with or for the benefit of any Sanctioned Person (or involving any property thereof) or involving any Sanctioned Jurisdiction, or (B) in any other manner that will result in a violation of Economic Sanctions Law by any person, including any Finance Party.

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(d)	Sunopta Inc.:

(i)	participates in or facilitates a transaction or business in a Sanctioned Jurisdiction or involving any Sanctioned Person;

(ii)	becomes or employs a Sanctioned Person or locate themselves in a Sanctioned Jurisdiction;

(iii)

permits any Loan or the proceeds of any Loan, directly or indirectly, to be lent, contributed, provided or otherwise made available to any subsidiary, joint venture partner or other person, to fund any activities of or business in any Sanctioned Jurisdiction or with any person located, organised or residing in any Sanctioned Jurisdiction or with any person, or in any country or territory, that, at the time of such funding, is a Sanctioned Person, or in any other manner that could reasonably be expected to result in a violation by any person (including any Finance Party) of Economic Sanctions Law;

(iv)

repays the Facilities from funds or assets which constitute property of, or are beneficially owned by, any Sanctioned Person or which are direct proceeds derived from any transactions that violate the prohibitions set forth in any applicable Economic Sanctions Law; and

(v)	allows any Sanctioned Person to have any direct or indirect interest in any Obligor.

25.22	Facilities uncommitted and on demand

(a)	Nothing in this clause 25 (Events of Default) shall affect the uncommitted character and on demand nature of the Facilities.

(b)

Accordingly, a Lender may cancel its participation in the Facility at any time by way of a written notice addressed to the Facility Agent and the other Lender(s) delivered by registered mail at least 7 days prior to the date on which it intends to cancel its Participation in the Facility (the "Cancellation").

(c)	In the event of a Cancellation:

(i)	the Participations which at the time of the Cancellation are unutilised shall be immediately cancelled;

(ii)	any Overdraft Outstanding shall be repaid within 30 days of the Cancellation;

(iii)	any outstanding Loans shall be repaid on the last day of its Interest Period; and

(iv)	any outstandings in relation to Letters of Credit or Pre-settlement Facilities shall become immediately due and payable.

(d)	Furthermore, on and at any time after the occurrence of an Event of Default which is continuing, the Facility Agent may and shall if so directed by the Majority Lenders, by notice to the Company:

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(i)	cancel the Facilities, at which time they shall immediately be cancelled;

(ii)

declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(iii)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders;

(iv)	exercise, or direct the Security Agent to exercise, any or all of its rights, remedies and powers under any of the Finance Documents;

(v)	declare that full cash cover in respect of each Letter of Credit is immediately due and payable, at which time it shall become immediately due and payable;

(vi)

declare that full cash cover in respect of each Letter of Credit is payable on demand, at which time it shall become immediately payable on demand by the Facility Agent on the instructions of the Majority Lenders;

(vii)

declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Pre-settlement Facilities be immediately due and payable at which time they shall become immediately due and payable; and/or

(viii)

declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Pre-settlement Facilities be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(ix)	exercise, or direct the Security Agent to exercise, any or all of its rights, remedies and powers under any of the Finance Documents.

25.23	Automatic Acceleration

If an Event of Default under clause 25.6 (Insolvency) or clause 25.7 (Insolvency proceedings) shall occur in respect of an Obligor in a US jurisdiction or in a US court of competent jurisdiction, then without notice to such Obligor or any other act by the Facility Agent or any other person, the Loans to and Utilisations by such Obligor, interest thereon, cash cover in respect of each Letter of Credit issued for the account of such Obligor and all other amounts owed by such Obligor under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

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SECTION 9

CHANGES TO PARTIES

26.	CHANGES TO THE LENDERS

26.1	Assignments and transfers by the Lenders

Subject to this clause 26, a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	transfer by way of assumption of contract (contractsoverneming) its entire or part of its legal relationship,

under any Finance Document to another bank or financial institution or to a trust, fund, or other entity regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

26.2	Conditions of assignment or transfer

(a)

The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the (i) the assignment or transfer is to another Lender or an Affiliate of a Lender or (ii) the assignment or transfer is made at a time when an Event of Default is continuing. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(b)

An assignment or transfer of part (but not all) of a Lender's rights and obligations under the Finance Documents shall be in an amount of at least EUR 100,000 (or its equivalent in any other currency) or such other amount as may be required for the New Lender to qualify as a professional market party (professionele marktpartij) within the meaning of the Dutch FSA or, if it is less, the New Lender shall confirm in writing to the Company that it, the New Lender, otherwise qualifies as a professional market party (professionele marktpartij) within the meaning of the Dutch FSA.

(c)	An assignment will only be effective on:

(i)

receipt by the Facility Agent (whether in the Deed of Assignment or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender; and

(ii)

performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(d)	A transfer will only be effective if the procedure set out in clause 26.5 (Procedure for transfer) is complied with.

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(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 15 (Tax Gross Up and Indemnities) or clause 16 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

26.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of EUR 5,000.

26.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Facility is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

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(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 26; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.5	Procedure for transfer

(a)

Subject to the conditions set out in clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (d) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)

In accordance with Article 6:159 Dutch Civil Code, each Party agrees to co-operate with, and hereby in advance co-operates with (verleent bij voorbaat medewerking aan) an assumption of contract (contractsoverneming) by a New Lender from an Existing Lender in accordance with the procedure for transfer described in this clause 26.5.

(d)	On the Transfer Date:

(i)

the entire or part of the legal relationship under the Finance Documents of the Existing Lender which is a party to the Transfer Certificate, expressed to be transferred thereby, will be transferred to the New Lender by way of an assumption of contract (contractsovernemeing) pursuant to Article 6:159 Dutch Civil Code; and

(ii)	the New Lender shall become a Party as a "Lender".

(e)

Receipt of a Transfer Certificate by the Facility Agent shall also constitute notice of assumption of contract (kennisgeving van contractsoverneming) in accordance with Article 6:159 in conjunction with Article 6:156, paragraph 1 of the Dutch Civil Code, and each Party hereby irrevocably authorises the Facility Agent to receive such notice of assumption of contract in its name.

26.6	Procedure for assignment

(a)

Subject to the conditions set out in clause 26.2 (Conditions of assignment or transfer) an assignment may be effected by execution of a deed of assignment in form and substance satisfactory to the Facility Agent (akte van cessie, the "Deed of Assignment") by which the Existing Lender assigns (cedeert) all or part of its rights under and pursuant to the Finance Documents, including all security interests and ancillary rights pertaining to the assigned rights, and delivery of such Deed of Assignment to the Facility Agent.

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(b)

Receipt of a Deed of Assignment by the Facility Agent shall also constitute notice of assignment (mededeling van cessie) in accordance with Article 3:94 Dutch Civil Code, and each Party hereby irrevocably authorises the Facility Agent to receive such notice of assignment in its name.

(c)

Lenders may utilise procedures other than those set out in this clause 26.6 to assign their rights under the Finance Documents provided that they comply with the conditions set out in clause 26.2 (Conditions of assignment or transfer).

26.7	The Register

The Facility Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices a copy of each Transfer Certificate, Deed of Assignment and/or other written confirmation from the New Lenders delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender and the Participations of and obligations owing to each Lender. The entries in the Register shall be conclusive absent manifest error and each Obligor, the Facility Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary.

26.8	Copy of Transfer Certificate or Deed of Assignment to Company

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or a Deed of Assignment, send to the Company a copy of that Transfer Certificate or Deed of Assignment.

26.9	Security over Lenders' rights

In addition to the other rights provided to Lenders under this clause 26, each Lender may without consulting with or obtaining consent from any Obligor at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as Security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

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27.	CHANGES TO THE OBLIGORS

27.1	Assignments and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2	Additional Borrowers

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of clause 22.8 ("Know your customer" checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)	the Majority Lenders approve the addition of that Subsidiary;

(ii)	the Company delivers to the Facility Agent a duly completed and executed Accession Letter;

(iii)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)

the Facility Agent has received all of the documents and other evidence listed in Part 2 of schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.

(b)

The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of schedule 2 (Conditions Precedent).

27.3	Resignation of a Borrower

(a)	The Company may request that a Borrower ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

(b)	The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

at which time that company shall cease to be a Borrower and shall have no further rights or obligations as a Borrower under the Finance Documents and the Security Agent shall be instructed by the Facility Agent to release any Transaction Security granted by the Borrower, in accordance with clause 29.19 (Releases).

27.4	Additional Guarantors

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of clause 22.8 ("Know your customer" checks), the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

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(i)	the Company delivers to the Facility Agent a duly completed and executed Accession Letter; and

(ii)

the Facility Agent has received all of the documents and other evidence listed in Part 2 of schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

(b)

The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of schedule 2 (Conditions Precedent).

27.5	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

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SECTION 10

THE FINANCE PARTIES

28.	ROLE OF THE FACILITY AGENT, THE ARRANGER AND THE ISSUING LENDER

28.1	Appointment of the Facility Agent

(a)	Each other Finance Party (other than the Security Agent) appoints the Facility Agent to act as its Facility Agent under and in connection with the Finance Documents.

(b)

Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2	Duties of the Facility Agent

(a)	Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)	Without prejudice to clause 26.8 (Copy of Transfer Certificate or Deed of Assignment to Company), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)

Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)

If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)

If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

28.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

28.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Facility Agent and/or the Arranger as a trustee or fiduciary of any other person.

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(b)	Neither the Facility Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.5	Business with the Group

The Facility Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group and/or Tradin Organics USA LLC.

28.6	Rights and discretions of the Facility Agent

(a)	The Facility Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as Facility Agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 25.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Facility Agent may act in relation to the Finance Documents through their respective personnel and Facility Agents.

(e)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as Facility Agent under this Agreement.

(f)	Without prejudice to the generality of paragraph (g) above, the Facility Agent:

(i)	may disclose; and

(ii)	on the written request of the Company or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company and to the other Finance Parties.

(g)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

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28.7	Majority Lenders' instructions

(a)

Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

(c)

The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)

In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

28.8	Responsibility for documentation

Neither the Facility Agent nor the Arranger is responsible for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) provided by the Facility Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document, or the transactions contemplated by the Finance Documents; or

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

28.9	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of clause 32.11 (Disruption to Payment Systems etc.), the Facility Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

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(b)

No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this clause.

(c)

The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)

Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.

28.10	Lenders' indemnity to the Facility Agent

Each Lender shall (in proportion to its share of the Facilities or, if the amount of the Facilities is then zero, to its share of the Facilities immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 32.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

28.11	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates acting through an office in the Kingdom of the Netherlands as successor by giving notice to the other Finance Parties and the Company.

(b)

Alternatively the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Facility Agent.

(c)

If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent (after consultation with the Company) may appoint a successor Facility Agent (acting through an office in the Kingdom of the Netherlands).

(d)

If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as Facility Agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this clause 28 and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with the current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties.

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(e)

The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(f)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 28. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(i)

The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)

the Facility Agent fails to respond to a request under Clause 15.10 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Facility Agent pursuant to Clause 15.10 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Obligors and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

28.12	Replacement of the Facility Agent

(a)

After consultation with the Company, the Majority Lenders may, by giving 30 days' notice to the Facility Agent (or, at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Facility Agent.

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(b)

The retiring Facility Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(c)

The appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent. As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of clause 17.3 (Indemnity to the Facility Agent) and this clause28.12 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

28.13	Confidentiality

(a)

In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

28.14	Relationship with the Lenders

(a)

The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 35.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of clause 35.2 (Addresses) and paragraph (a)(iii) of clause 35.6 (Electronic communication)) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

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(c)

Each Secured Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent.

28.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group and/or Tradin Organics USA LLC;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)

the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Lender warrants to the Facility Agent and the Arranger that it has not relied on and will not at any time rely on the Facility Agent or the Arranger in respect of any of these matters.

28.16	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

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29.	ROLE OF SECURITY AGENT

29.1	Appointment of Security Agent

(a)	Each Secured Party (other than the Security Agent) hereby authorises the Security Agent to:

(i)

exercise such rights, remedies, powers and discretions as are specifically delegated to and conferred upon the Security Agent under the Security Documents together with such powers and discretions as are reasonably incidental thereto;

(ii)

take such action on its behalf as may from time to time be authorised under or in accordance with the Security Documents (including enforcing the Transaction Security in accordance with the terms of this Agreement and/or the relevant Security Document); and

(iii)	to execute each Security Document expressed to be executed by the Security Agent on its behalf.

29.2	Borrowing Base

The Security Agent shall:

(a)	check that the Borrower has provided a Borrowing Base Certificate as and when required under this Agreement;

(b)	check each Borrowing Base Certificate provided to the Security Agent to ensure that the calculations reflected by the Borrower in the relevant Borrowing Base Certificate are accurate;

(c)	to the extent required, liaise with the Borrower to seek clarification and further information in relation to the calculations set out in each Borrowing Base Certificate;

(d)

ensure that the Borrower has notified the Security Agent that it has performed any registrations or notifications that may be required in respect of the Security from time to time under the Finance Documents and provide the Facility Agent with details of any Default or other Event of Default that may have occurred as a result;

(e)

at the cost of the Borrower, once every financial year conduct an external audit on the Borrowing Base, the first of which is to be performed prior to 31 December 2014 which audits shall have a scope, cost and timing to be agreed between the Parties;

(f)

at the cost of the Borrower and if requested by the Majority Lenders, once every six Months, instruct independent surveyors to carry out an inspection of the Eligible Inventory stored in the Designated Warehouses; and

(g)

on the basis of the calculations which it has verified in the Borrowing Base Certificate pursuant to paragraph (b), calculate the pro rata Available Participation of each Lender under Facility 1 Each Obligor agrees to fully co-operate with any review referred to in paragraph (e) above.

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29.3	Parallel Debt (Covenant to pay the Security Agent)

(a)

Notwithstanding any other provision of this Agreement, each Obligor hereby irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the other Finance Parties, sums equal to and in the currency of each amount payable by such Obligor to each of the Finance Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Finance Party to take appropriate steps, in insolvency proceedings affecting that Obligor, to preserve its entitlement to be paid that amount.

(b)

The Security Agent shall have its own independent right to demand payment of the amounts payable by each Obligor under this clause 29.3 irrespective of any discharge of such Obligor's obligation to pay those amounts to the other Finance Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Obligor, to preserve their entitlement to be paid those amounts.

(c)

Any amount due and payable by an Obligor to the Security Agent under this clause 29.3 shall be decreased to the extent that the other Finance Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by an Obligor to the other Finance Parties under those provisions shall be decreased to the extent that the Security Agent has received (and is able to retain) payment in full of the corresponding amount under this clause 29.3.

29.4	No Independent Power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Agent.

29.5	Security Agent's Instructions

The Security Agent shall:

(a)

unless a contrary indication appears in a Finance Document, act in accordance with any instructions given to it by the Facility Agent and shall be entitled to assume (i) that any instructions received by it from the Facility Agent are duly given by or on behalf of the Majority Lenders or, as the case may be, the Lenders in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation, that any instructions or directions given by the Facility Agent have not been revoked;

(b)

be entitled to request instructions, or clarification of any direction, from the Facility Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it; and

(c)

be entitled to, carry out all dealings with the Lenders through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to the Lenders.

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29.6	Security Agent's Actions

Subject to the provisions of this clause 29:

(a)

the Security Agent may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Secured Parties; and

(b)

at any time after receipt by the Security Agent of notice from the Facility Agent directing the Security Agent to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Security Agent may, and shall if so directed by the Facility Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

29.7	Security Agent's Discretions

The Security Agent may:

(a)

assume (unless it has received actual notice to the contrary in its capacity as Security Agent for the Secured Parties) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents; and (ii) any right, power, authority or discretion vested in any person has not been exercised;

(b)

if it receives any instructions or directions from the Facility Agent to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(c)

engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(d)

rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person; and

(e)

refrain from acting in accordance with the instructions of the Facility Agent or Lenders (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing such action or proceedings.

29.8	Security Agent's Obligations

The Security Agent shall promptly inform the Facility Agent of:

(a)	the contents of any notice or document received by it in its capacity as Security Agent from any Obligor under any Finance Document; and

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(b)

the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other party to this Agreement.

29.9	Excluded Obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(a)	be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(b)	be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account;

(c)

be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)	be under any obligations other than those which are specifically provided for in the Finance Documents; or

(e)	have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor.

29.10	Exclusion of Security Agent's liability

The Security Agent is not responsible or liable for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security;

(c)

any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or the Transaction Security or otherwise, whether in accordance with an instruction from the Facility Agent or otherwise, unless directly caused by its gross negligence or wilful misconduct;

(d)

the exercise of, or the failure to exercise, any judgement, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Transaction Security; or

(e)	any shortfall which arises on the enforcement of the Transaction Security.

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29.11	No proceedings

No Party (other than the Security Agent) may take any proceedings against any officer, employee or Facility Agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or Facility Agent in relation to any Finance Document or any Transaction Security and any officer, employee or Facility Agent of the Security Agent may rely on this clause.

29.12	Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has at all times been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group and/or Tradin Organics USA LLC;

(b)

the legality, validity, effectiveness, adequacy and enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any other person or any of their respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

29.13	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

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(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(d)

take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Security Documents.

29.14	Insurance by Security Agent

(a)

The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)

Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by the insurers or any other information of any kind, unless any Secured Party has requested it to do so in writing and the Security Agent has failed to do so within fourteen days after receipt of that request.

29.15	Custodians and Nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

29.16	Acceptance of Title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, the right and title that each of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

29.17	Refrain from Illegality

The Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Agent may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

29.18	Business with the Obligors

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

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29.19	Releases

Upon a disposal of any of the Charged Property or the resignation of an Obligor in accordance with clause 27 (Changes to the Obligors):

(a)	pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent;

(b)	if that disposal is permitted under the Finance Documents; or

(c)	if the Security Agent is instructed to release the Transaction Security granted by the resigning Obligor under the terms of clause 27 (Changes to the Obligors),

the Security Agent shall (at the cost of the Obligors) release that property from the Transaction Security or the Transaction Security given by that Obligor and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset or Obligor and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

29.20	Agency division separate

(a)

In acting as agent for the Secured Parties, the Security Agent shall be regarded as acting through its agency or trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

29.21	Lender indemnity to the Security Agent

Each Lender shall (in proportion to its share of the Facilities or, if the Facilities are then zero, to its share of the Facilities immediately prior to their reduction to zero) indemnify the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Security Agent (otherwise than by reason of the Security Agent's gross negligence or wilful misconduct) in acting as Security Agent under the Finance Documents (unless the Security Agent has been reimbursed by an Obligor pursuant to a Finance Document).

29.22	Resignation of Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Company and to the Facility Agent on behalf of the Lenders.

(b)

Alternatively the Security Agent may resign by giving notice to the other Parties (or to the Facility Agent on behalf of the Lenders) in which case the Majority Lenders may appoint a successor Security Agent.

(c)

If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.

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(d)

The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)	The Security Agent's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Transaction Security to that successor.

(f)

Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of clauses 28 (Role of the Facility Agent, The Arranger and the Issuing Lender) and 29 (Role of Security Agent). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

29.23	Delegation

(a)

The Security Agent may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)

The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent may think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate.

29.24	Additional Security Agents

(a)

The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate Security Agent or as a co-Security Agent jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Company and the Facility Agent of that appointment.

(b)

Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)

The remuneration that the Security Agent may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

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30.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.	SHARING AMONG THE FINANCE PARTIES

31.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with clause 32 (Payment Mechanisms) or clause 34 (Application of Proceeds) (a "Recovered Amount") and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)

the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with clause 32 (Payment Mechanisms), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 32.6 (Partial payments).

31.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with clause 32.6 (Partial payments)) towards the obligations of that Obligor to the Sharing Finance Parties.

31.3	Recovering Finance Party's rights

On a distribution by the Facility Agent under clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

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31.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

31.5	Exceptions

(a)

This clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

31.6	Guarantee Facility, Overdrafts and Pre-settlement Facilities

(a)	This clause 31 shall not apply to any receipt or recovery by a Lender at any time prior to service of notice under clause 25.22 (Facilities uncommitted and on demand).

(b)

Following service of notice under clause 25.22 (Facilities uncommitted and on demand), this clause 31 shall apply to all receipts or recoveries by Lenders except to the extent that the receipt or recovery represents a reduction from the Designated Gross Amount for an Overdraft Facility to its Designated Net Amount.

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SECTION 11

ADMINISTRATION

32.	PAYMENT MECHANISMS

32.1	Payments

(a)

On each date on which a Party is required to make a payment under a Finance Document that Party shall make the same available to the relevant recipient Party for value on the due date at the time and in such funds as is customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in such principal financial centre in a Participating Member State or London, as specified by the relevant recipient Party) and with such bank as the relevant recipient Party, in each case, specifies.

32.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to clause 32.3 (Distributions to an Obligor), clause 32.4 (Clawback) and clause 28.16 (Deduction from amounts payable by the Facility Agent) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

32.3	Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with clause 33 (Set- Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback

(a)

Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

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32.5	Impaired Agent

(a)

If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with clause 32.1 (Payments) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of "Acceptable Bank" and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the "Paying Party") and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the "Recipient Party" or "Recipient Parties").

In each case such payments must be made on the due date for payment under the Finance Documents.

All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(b)

A Party which has made a payment in accordance with this clause 32.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(c)

Promptly upon the appointment of a successor Facility Agent in accordance with clause 28.12 (Replacement of the Facility Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with clause 32.2 (Distributions by the Facility Agent).

(d)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

32.6	Partial payments

(a)

If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

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(i)

firstly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent, each Issuing Lender and the Security Agent (including of any Receiver or Delegate) and the Arrangers under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any amount due but unpaid under clauses 8.3 (Claims under a Letter of Credit) and 8.4 (Indemnities);

(iii)	thirdly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iv)	fourthly, in or towards payment pro rata of Outstandings due but unpaid under this Agreement; and

(v)	fifthly, in or towards any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (v) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.8	Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

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32.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Company); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

32.11	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Company that a Disruption Event has occurred:

(a)

the Facility Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)

the Facility Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Facility Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 39 (Amendments and Waivers);

(e)

the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 32.11; and

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(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

32.12	Sanctions Provisions

In relation to each Lender that notifies the Facility Agent to this effect (each a “Restricted Lender”), the Sanctions Provisions shall only apply for the benefit of that Restricted Lender to the extent that it would not result in any violation of, conflict with or liability under any Anti Boycott Regulations.

33.	SET-OFF

(a)

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off

(b)

Any credit balances taken into account by a Lender when operating a net limit in respect of any overdraft under an Overdraft Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Overdraft Facility in accordance with its terms.

34.	APPLICATION OF PROCEEDS

34.1	Order of Application

All moneys from time to time received or recovered by the Security Agent under clause 29.3 (Parallel Debt (Covenant to pay the Security Agent)) in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent for the benefit of the Finance Parties to apply them at such times as the Security Agent sees fit, to the extent permitted by applicable law, in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as trustee), any Receiver or any Delegate;

(b)

in payment to the Facility Agent, on behalf of the Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with clause 32.6 (Partial payments);

(c)

if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Obligor; and

(d)	the balance, if any, in payment to the relevant Obligor.

34.2	Investment of Proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with clause 34.1 (Order of Application) the Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent or Facility Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent's discretion in accordance with the provisions of this clause 34.

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34.3	Currency Conversion

(a)

For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

34.4	Permitted Deductions

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

34.5	Discharge of Secured Obligations

(a)

Any payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Facility Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Security Agent.

(b)	The Security Agent is under no obligation to make payment to the Facility Agent in the same currency as that in which any Unpaid Sum is denominated.

34.6	Sums received by Obligors

If any of the Obligors receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Agent, that sum shall promptly be paid to the Security Agent for application in accordance with this clause.

35.	NOTICES

35.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

35.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

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(a)	in the case of the Company, that identified with its name below;

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Facility Agent and Security Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

35.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under clause 35.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Facility Agent or to the Security Agent will be effective only when actually received by the Facility Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent's or the Security Agent's signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Facility Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this clause will be deemed to have been made or delivered to each of the Obligors.

(e)	All notices to a Lender from the Security Agent shall be sent through the Facility Agent.

35.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to clause 35.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

35.5	Communication when Agent is Impaired Agent

If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed.

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35.6	Electronic communication

(a)

Any communication to be made between the Facility Agent or the Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent, the Security Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between the Facility Agent and a Lender or the Security Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or Security Agent shall specify for this purpose.

36.	CALCULATIONS AND CERTIFICATES

36.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

37.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

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38.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party or the Arranger, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Secured Party or the Arranger shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

39.	AMENDMENTS AND WAIVERS

39.1	Required consents

(a)

Subject to clause 39.2 (Exceptions) and clause 29.19 (Releases) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent, or in respect of the Security Documents the Security Agent, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause.

(c)

In connection with any amendment, waiver, determination or direction relating to any part of a Sanctions Provision of which a Restricted Lender does not have the benefit pursuant to Clause 32.12 (Sanctions Provisions), the Participations of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.

39.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of "Majority Lenders" in clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Loan Margin or Overdraft Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or an extension of any Facility;

(v)	a change to the Borrowers or Guarantors other than in accordance with clause 27 (Changes to the Obligors);

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	clause 2.2 (Finance Parties' rights and obligations), clause 26 (Changes to the Lenders), this clause 39, clause 44 (Governing Law and Jurisdiction) or clause 44.2 (Jurisdiction);

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(viii)	the nature or scope of the guarantee and indemnity granted under clause 20 (Guarantee and Indemnity);or

(ix)	the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed;

shall not be made without the prior consent of all the Lenders.

(b)

An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Security Agent, the Arranger or an Issuing Lender (each in their capacity as such) may not be effected without the consent of the Facility Agent, the Security Agent, the Arranger or Issuing Lender as the case may be.

(c)	If:

(i)

any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within five Business Days of that request being made; or

(ii)

any Lender which is not a Defaulting Lender fails to respond to such a request (other than an amendment, waiver or consent referred to in paragraphs (ii), (iii) and (vi) of paragraph (a)) or such a vote within five Business Days of that request being made

(unless, in either case, the Company and the Facility Agent agree to a longer time period in relation to any request):

(A)

its Participation(s) shall not be included for the purpose of calculating the Total Facility Maximum Amounts under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Facility Maximum Amounts has been obtained to approve that request; and

(B)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

39.3	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Participation, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Facility Maximum Amounts under the relevant Facility/ies; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,that Defaulting Lender's Participations under the relevant Facility/ies will be reduced by the amount of its Available Participations under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender's Total Facility Maximum Amount being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

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(b)	For the purposes of this clause 39.3 (Disenfranchisement of Defaulting Lenders), the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b), (c) or (d) of the definition of "Defaulting Lender" has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

39.4	Replacement of a Defaulting Lender

(a)

The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days' prior written notice to the Facility Agent and such Lender replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to clause 26.1 (Assignments and transfers by the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Company, which is acceptable (in the case of any transfer of a Letter of Credit) to the Issuing Lender and which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with clause 26.1 (Assignments and transfers by the Lenders).

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this clause 39.4 (Replacement of a Defaulting Lender) shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Facility Agent or Security Agent;

(ii)	neither the Facility Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than five Business Days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

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(v)

the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)

The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Facility Agent and the Company when it is satisfied that it has complied with those checks.

40.	DISCLOSURE OF INFORMATION

Any Finance Party may disclose:

(a)

to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such information as that Finance Party shall consider appropriate;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom sub paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of clause 28.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 26.9 (Security over Lenders' rights);

133

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party; or

(ix)	with the consent of the Company;

in each case, such information as that Finance Party shall consider appropriate; and

(c)

to any rating agency (including its professional advisers) such information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

40.2	Entire agreement

This clause 40 (Disclosure of Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding disclosure of information and supersedes any previous agreement, whether express or implied, regarding this matter.

40.3	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company of the circumstances of any disclosure of information made pursuant to paragraph (b)(v) of clause 40 (Disclosure of Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function.

41.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

42.	USA PATRIOT ACT

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

43.	DISSOLUTION, SUSPENSION AND ERROR

All Obligors hereby waive to the fullest extent permitted by law, their right to dissolve (ontbinden) or annul (vernietigen) the legal acts (rechtshandelingen) or suspend (opschorten) any obligations represented by this Agreement and/or any Finance Document and such waiver is hereby accepted by the Lenders.

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SECTION 12

GOVERNING LAW AND JURISDICTION

44.	GOVERNING LAW AND JURISDICTION

44.1	Governing Law

This Agreement any non-contractual obligations arising out of or in connection with it are governed by Dutch law.

44.2	Jurisdiction

(a)

The Courts (rechtbank) of Amsterdam, the Kingdom of the Netherlands, subject to ordinary appeal (hoger beroep) and final appeal (cassatie), shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes (respectively "Proceedings" and "Disputes") arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) and, for such purposes, each of the parties hereto irrevocably submits to the exclusive jurisdiction of such courts.

(b)

This clause is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

44.3	Waiver of jury trial

EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT. This waiver is intended to apply to all Disputes. Each party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings. Each party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

44.4	Attorney

If a Party is represented by (an) attorney(s) in connection with the execution of this Agreement or any agreement or document pursuant hereto, and the relevant power of attorney is expressed to be governed by Dutch law, such choice of law is hereby accepted by the other Party, in accordance with Article 14 of the Hague Convention on the Law Applicable to Agency of 14 March 1978.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

135

SCHEDULE 1: THE ORIGINAL LENDERS

Name of Original Lender	Facility 1A Participation (EUR)	Facility 1B Participation (EUR)	Facility 2 Participation (EUR)	Facility 3 Participation (EUR)

ING Bank N.V.	30,000,000 (incl. 175,000 Guarantee Facility)		2,500,000

Cooperatieve Centrale Raiffeissen- Boerenleenbank B.A.	30,000,000			5,000,000

Deutsche Bank AG, Amsterdam branch		25,000,000 (incl. 5,000,000 respect of Letters of Credit)

Total	60,000,000	25,000,000	2,500,000	5,000,000

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SCHEDULE 2: CONDITIONS PRECEDENT

Part 1: Conditions Precedent to Initial Utilisation

[Fulfilled]

1.	Corporate Documents

(a)

A copy of the constitutional documents of each Original Obligor including, in relation to each Original Obligor incorporated in the Kingdom of the Netherlands, a copy of the articles of association (statuten) and, where applicable, deed of incorporation (oprichtingsakte) of such Original Obligor, as well as an extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of such Original Obligor.

(b)

A copy of a good standing certificate with respect to each US Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each US Obligor's jurisdiction of incorporation or organisation.

(c)	A copy of a resolution of the board of managing directors or board of directors of each Original Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

(e)

If applicable, a copy of the resolution of the board of supervisory directors of each Obligor where relevant approving the resolutions of the board of managing directors and the transactions contemplated thereby and appointing an authorised person to represent each Obligor in case of a conflict of interest, unless such is included in the relevant shareholders resolution.

(f)	If applicable, a copy of the resolution of the shareholders of each Obligor approving the resolutions of the board of managing directors and the transactions contemplated thereby.

(g)

A certificate of the Company (signed by a director or other authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Facilities would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(h)

A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of this schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

137

(i)	The Group Structure Chart certified by the Company as being true at the date of this Agreement.

2.	Security Documents

Dutch law

(a)	Deed of pledge of moveable assets and title documents between Organic Corporation B. V., Tradin Organic Agriculture B.V., SunOpta Foods Europe B.V., and Trabocca B. V. and the Security Agent.

(b)

Omnibus deed of pledge relating to bank accounts, insurance receivables, intercompany receivables, the moveable assets and other receivables between Organic Corporation B.V., Tradin Organic Agriculture B.V., SunOpta Foods Europe B.V., and Trabocca B.V. and the Security Agent.

English law

(a)

A security agreement between Tradin Organics USA LLC, Tradin Organic Agriculture B.V., SunOpta Foods Europe B.V. and Trabocca B.V. and the Security Agent in respect of the Eligible Inventory stored in the Designated Warehouses.

US law

(a)

A security agreement between Tradin Organics USA LLC and Trabocca B.V. and the Security Agent in respect of inventory, title documents, accounts, and supporting obligations related to the foregoing, together will all books, records, writings, databases, information, materials or other property relating to any of the foregoing.

(b)

A duly completed and signed perfection certificate in the form required by the US security agreement, together with evidence that all filings, registrations and recordings required by law or reasonably requested by the Security Agent to perfect the Liens created under the US security agreement have been or concurrently are being made.

3.	Legal opinions

(a)

A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Facility Agent as to Dutch law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)

A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Facility Agent as to English law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)

A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Facility Agent as to New York law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

138

4.	Accounts

A copy of notice(s) executed by the relevant Original Obligor addressed to the banks or financial institutions holding any accounts in respect of which a notice of assignment or charge is required under the Security Documents substantially in the form set out in Security Documents.

5.	Insurance

(a)	All insurance policies subject to or expressed to be subject to the Transaction Security relating to the Charged Property.

(b)

Written evidence that the insurance policies relating to the Charged Property contain (in form and substance reasonably satisfactory to the Security Agent) an endorsement naming the Security Agent as sole loss payee in respect of all claims.

(c)	A copy of the duly executed notices to insurer in respect of the insurance policies substantially in the form set out in each Security Document.

6.	Other documents and evidence

(a)

A certificate in form and substance satisfactory to the Facility Agent of the chief financial officer, director of finance or other appropriate person of each US Obligor as to the solvency of such US Obligor.

(b)

A copy of a good standing certificate with respect to each US Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each US Obligor's jurisdiction of incorporation or organisation.

(c)	The Original Financial Statements of each Original Obligor.

(d)

Evidence that the fees, costs and expenses then due from the Company pursuant to clause 14 (Fees), clause 19 (Costs and Expenses) and clause 15.7 (Stamp taxes) have been paid or will be paid by the first Utilisation Date.

(e)	The executed Fee Letters.

(f)

A copy of an executed credit facility agreement between ING Bank N.V., the Company and one or more of the Borrowers which sets out the terms of the Pre- settlement Facility to be made available by ING Bank N.V. (in form and substance satisfactory to ING Bank N.V.).

(g)

Evidence that all outstandings under the Existing Facilities Agreement (other than Rolled In Instruments) have been, or will be, prepaid and cancelled in full on or before the first Utilisation Date and all Security in respect of any amounts outstanding under or in relation to the Existing Facilities Agreement has been or will be, released on or before the first Utilisation Date.

(h)

A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

139

Part 2: Conditions Precedent Required to be Delivered by an Additional Obligor

1.	An Accession Letter, duly executed by the Additional Obligor and the Company.

2.	A copy of the constitutional documents of the Additional Obligor.

3.

A copy of a good standing certificate with respect to each Additional Obligor whose jurisdiction of organisation is a state of the US or the District of Columbia, issued as of a recent date by the Secretary of State or other appropriate official of such Additional Obligor's jurisdiction of incorporation or organisation.

4.	A copy of a resolution of the board of directors or [managing partner][general partner][sole member][managing member] of the Additional Obligor:

(a)

approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter and any other Finance Document to which it is a party;

(b)	authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Company to act as its Facility Agent in connection with the Finance Documents.

5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 4 above.

6.

A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

7.

A certificate of the Additional Obligor (signed by a director or other authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Facilities would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

8.

A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 2 of schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

9.	If available, the latest audited financial statements of the Additional Obligor.

10.	Each Security Document which the Facility Agent may require to be given by that Additional Obligor, duly executed by that Additional Obligor and, if required, the Security Agent.

11.	Any notices or documents required to be given or executed or made under the terms of the Security Documents entered into by the Additional Obligor.

12.

A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter and each Finance Document to which the Additional Obligor is a party or for the validity and enforceability of any Finance Document or of any Transaction Security created or intended to be created by the Additional Obligor.

140

13.	A legal opinion of the legal advisers to the Arranger and the Facility Agent in as to Dutch law.

14.

If the Additional Obligor is incorporated in a jurisdiction other than the Kingdom of the Netherlands, a legal opinion of the legal advisers to the Arranger and the Facility Agent in the jurisdiction in which the Additional Obligor is incorporated.

15.

If the Additional Obligor is organised in a state of the US or the District of Columbia, a certificate in form and substance satisfactory to the Facility Agent of the director of finance or other appropriate person of each Additional Obligor as to the solvency of such Additional Obligor.

141

SCHEDULE 3: REQUESTS

Part 1: Utilisation Request - Loans

From:	[name of relevant Borrower]

To:	[name of relevant Lender]

CC:	ING Bank N.V.

Dated:

Dear Sirs

Tradin — EUR 92,500,000 Multicurrency Facilities Agreement Dated ♦ September 2012 (the "Agreement")

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Borrower	[♦	]

Proposed Utilisation Date:	[♦	] (or, if that is not a Business Day, the
next Business Day)

Currency of Loan:	[♦	]

Amount:	[♦	] or, if less, the Lender's Available
Participation

Interest Period:	♦	][

3.	We confine that each condition specified in clause 4.2 (Uncommitted Facilities) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [account].

5.	We confirm that, at the date hereof, the Repeating Representations are true and no Event of Default or Default has occurred or would occur as a result of the making of this Utilisation.

6.	This Utilisation Request is irrevocable.

Yours faithfully

142

….….….….….….….….
authorised signatory for
[name of relevant Borrower]

143

Part 2: Utilisation Request - Letters of Credit and Guarantee Facility

From:	[name of relevant Borrower]

To:	[name of relevant Lender]

Dated:

Dear Sirs

Tradin - EUR 92,500,000 Multicurrency Facilities Agreement dated September 2012 (the "Facility Agreement")

1.	We wish to arrange for a [Letter of Credit][non-trade related guarantee] to be issued by you on the following terms:

Proposed Utilisation Date:	[♦	] (or, if that is not a Business Day,
the next Business Day)

Currency of [Letter of Credit]

[non-trade related guarantee]:	[♦	]

Facility to be utilised	[Guarantee Facility/Facility 1B]

Amount:	[♦	] or, if less, the Lender's Available
Participation

Beneficiary:	[♦	]

Term or Expiry Date:	[♦	]

2.	We confirm that each condition specified in paragraph (b) of clause 4.2 (Uncommitted Facilities) is satisfied on the date of this Utilisation Request.

3.	We confirm that, at the date hereof, the Repeating Representations are true and no Event of Default or Default has occurred or would occur as a result of the making of this Utilisation.

4.	We attach a copy of the proposed [Letter of Credit][non-trade related guarantee].

5.	This Utilisation Request is irrevocable.

144

6.	Delivery Instructions:

[specify delivery instructions]

Yours faithfully

….….….….….….….….
authorised signatory for
[name of relevant Borrowed]

145

SCHEDULE 4: FORM OF TRANSFER CERTIFICATES

To:	ING Bank N.V. as Facility Agent

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender]
(the "New Lender")

Dated:

Tradin EUR 92,500,000 Multicurrency Facilities Agreement dated September 2012 (the "Agreement")

1.

We refer to the Agreement. This certificate will take effect as a Transfer Certificate (the "Transfer Certificate"). Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to clause 26.5 (Procedure for transfer):

(a)

Pursuant to article 6:159 of the Dutch Civil Code, the Existing Lender hereby transfers to the New Lender, by way of assumption of contract in accordance with article 6:159 of the Dutch Civil Code [its entire legal relationship under the Finance Documents, including its entire Commitment and portion of the Loan referred to in the schedule hereto and all rights and obligations relating thereto, and including all security interests, if any, and all ancillary rights pertaining thereto][part of its legal relationship under the [Agreement/Finance Documents], including part of its Commitment and part of its portion of the Loan as set out in the schedule hereto, including the rights and obligations relating thereto and including all security interest relating thereto, if any, and all ancillary rights pertaining thereto] with effect from the Transfer Date, to the New Lender, and the New Lender hereby accepts this assumption of contract..

(b)	The proposed Transfer Date is [

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 35.2 (Addresses) are set out in the schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of clause 26.4 (Limitation of responsibility of Existing Lenders).

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by Dutch law.

146

THIS CERTIFICATE is accepted as a Transfer Certificate for the purposes of the Agreement by the Facility Agent and the Transfer Date is confirmed as [ ].

THE SCHEDULE

Participation/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is

confirmed as [♦	].

[Facility Agent]

By:

147

SCHEDULE 5: FORM OF ACCESSION LETTER

To:	ING Bank N.V. as Facility Agent

From:	[Subsidiary] and [Enter Company Name]

Dated:

Dear Sirs

Tradin EUR 92,500,000 Multicurrency Facilities Agreement dated September 2012 (the "Agreement")

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.

[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to clause [27.2 (Additional Borrowers)]I[clause 27.4 (Additional Guarantors)] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	[Subsidiary's] administrative details are as follows:

Address:

Fax No:

Attention:

4.	This Accession Letter any non-contractual obligations arising out of or in connection with it are governed by Dutch law.

[Enter Company Name]	[Subsidiary]

By:	By:

148

SCHEDULE 6: FORM OF RESIGNATION LETTER

To:	ING Bank N.V. as Facility Agent

From:	[resigning Obligor] and [Enter Company Name]

Dated:

Dear Sirs

Tradin EUR 92,500,000 Multicurrency Facilities Agreement dated September 2012 (the "Agreement")

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to clause 27.3 (Resignation of a Borrower), we request that [resigning Obligor] be released from its obligations as a Borrower under the Agreement.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[♦ ]

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by Dutch law.

[Enter Company Name]	[Subsidiary]

By:	By:

149

SCHEDULE 7: FORM OF COMPLIANCE CERTIFICATE

To:	ING Bank N.V. as Facility Agent

From:	[Enter Company Name]

Dated:

Dear Sirs

Tradin EUR 92,500,000 Multicurrency Facilities Agreement dated ♦ September 2012 (the "Agreement")

1.

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:

3.	[insert details of financial covenants and whether the Company is in compliance with those covenants];

4.

the aggregate gross assets and aggregate turnover of the Guarantors (in each case calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries of any member of the Group) represents not less than 70 per cent of consolidated gross assets and consolidated turnover of the Group and Tradin Organics USA LLC which calculation is arrived at as follows:

[insert basis for calculation of guarantor cover]; and

5.	[no Default is continuing.]*

Signed:	..............................................................	..............................................................

	Director	Director
	of	of
	Company	Company

[insert applicable certification language]

..............................................................
for and on behalf of
[name of auditors of the Company]

NOTES:

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

150

SCHEDULE 8: FORM OF BORROWING BASE CERTIFICATE

151

SCHEDULE 9: TIMETABLES

	Loans in euro	Loans in sterling	Loans in other
currencies

Relevant Lender	-	-	U-4
confirms to Company
if a currency is
approved as an
Optional Currency in
accordance with
clause 4.3(b)
(Conditions relating to
Optional Currencies)

Delivery of a duly	U-2	U-3	U-3
completed Utilisation
Request (clause 5.1	11.00 am	9.30 am	9.30 am
(Delivery of a
Utilisation Request)	(Amsterdam time)

Cost of Funds is fixed	Quotation Day as of	Quotation Day as of	Quotation Day as of
	11:00 am London time	11.00 am	11.00 am
in respect of currencies
other than euro and as
of 11.00 am Brussels
time in respect of euro

152

LETTERS OF CREDIT

Letters of Credit
Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request))	U-1 Noon (Amsterdam time)
Delivery of a duly completed Renewal Request (Clause 5.6 (Renewal of a Letter of Credit))	U-3 9.30 am

"U" = date of utilisation or, in the case of a Letter of Credit to be renewed in accordance with clause 5.6, the first day of the proposed term of the renewed Letter of Credit

"U - X" = Business Days prior to date of utilisation

153

SCHEDULE 10: CONDITIONS SUBSEQUENT

Part 1: List of Existing Warehouse Agreements

(a)	The Netherlands

(i)	Warehouse agreement between the Security Agent, the relevant Borrowers and HD Cotterell B.V. in substantially the form as agreed between the Facility Agent and the Company;

(ii)	Warehouse agreement between the Security Agent, the relevant Borrowers and Jonker & Schut B.V. in substantially the form as agreed between the Facility Agent and the Company;

(iii)	Warehouse agreement between the Security Agent, the relevant Borrowers and The Juice House B.V. in substantially the form as agreed between the Facility Agent and the Company; and

(iv)	Warehouse agreement between the Security Agent, the relevant Borrowers and Tybex Warehousing B.V. in substantially the form as agreed between the Facility Agent and the Company.

(b)	United Kingdom

(i)	Warehouse agreement between the Security Agent, the Borrowers and Fanpac Limited Commodity House in substantially the form as agreed between the Facility Agent and the Company.

(c)	United States

(i)	Warehouse agreement between the Security Agent, Tradin Organics USA, LLC. and Matson Inc. (and/or any of its Affiliates) in substantially the form as agreed between the Facility Agent and the Company;

(ii)	Warehouse agreement between the Security Agent, Tradin Organics USA, LLC. and Hall's Warehouse Corp. in substantially the form as agreed between the Facility Agent and the Company;

(iii)	Warehouse agreement between the Security Agent, Tradin Organics USA, LLC. and Dreisbach Enterprises in substantially the form as agreed between the Facility Agent and the Company; and

(iv)	Warehouse agreement between the Security Agent, Tradin Organics USA, LLC. and Partners Alliance Cold Storage, Inc. in substantially the form as agreed between the Facility Agent and the Company.

Part 2: List of New Warehousing Agreements

(a)	The Netherlands

(i)	Warehouse agreement between the Security Agent, the relevant Borrowers and J. MÜLLER Aktiengesellschaft in substantially the form as agreed between the Facility Agent and the Company;

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(ii)	Warehouse agreement between the Security Agent, the relevant Borrowers and Diepvries Doetinchem in substantially the form as agreed between the Facility Agent and the Company;

(iii)	Warehouse agreement between the Security Agent, the relevant Borrowers and H.M.A. Blonk B.V. in substantially the form as agreed between the Facility Agent and the Company; and

(iv)	Warehouse agreement between the Security Agent, the relevant Borrowers and Hiwa Coldstores in substantially the form as agreed between the Facility Agent and the Company.

(b)	United States

(i)

Warehouse agreement between the Security Agent, Tradin Organics USA, LLC and Pathfinder Dray and Distribution (Portland OR) (and/or any of its Affiliates) in substantially the form as agreed between the Facility Agent and the Company;

(ii)	Warehouse agreement between the Security Agent, Trabocca B.V. and The Annex (and/or any of its Affiliates) in substantially the form as agreed between the Facility Agent and the Company; and

(iii)	Warehouse agreement between the Security Agent, Trabocca B.V. and Continental (and/or any of its Affiliates) in substantially the form as agreed between the Facility Agent and the Company.

Part 3: German Security Transfer of Title Agreement

The agreed form security transfer and title agreement (Sicherungsübereignungsvertrag) between Tradin Organic Agriculture B.V. and the Security Agent.

Part 4: Conditions subsequent in respect of the Canadian Jurisdiction

(a)	A copy of the following intercompany guarantees to be provided by Sunopta Inc. to Tradin Organic Agriculture B.V.:

(i)	guaranty by SunOpta Inc. of the payment and performance obligations of SunOpta Grains and Foods Inc., a California Corporation; and

(ii)	guaranty by SunOpta Inc. of the payment and performance obligations of SunOpta Global Organic Ingredients Inc., a Minnesota Corporation

on the terms and conditions satisfactory to the Facility Agent.

(b)	Officers certificate containing the following documents:

(i)

resolution of the board of directors of Sunopta Inc. authorizing the execution and delivery of (i) each parent guaranty of the payment and performance obligations of SunOpta Grains and Foods Inc. and SunOpta Global Organic Ingredients Inc. and (ii) the letter of comfort to be issued by Sunopta Inc.;

(ii)	certificate of existence issued by Industry Canada confirming the corporate existence of SunOpta Inc.;

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(iii)	obtaining by legal counsel for SunOpta Inc. of the articles of amalgamation and articles of amendment of SunOpta Inc. for attachment to the Officers Certificate;

(iv)	obtaining by legal counsel for SunOpta Inc. of the bylaws of Sunopta Inc. for attachment to the Officers Certificate;

(v)	provision by legal counsel for SunOpta Grains and Foods Inc. of a certificate of good standing or other document to confirm the corporate existence of SunOpta Grains and Foods Inc.;

(vi)	provision by legal counsel for SunOpta Global Organic Ingredients Inc. of a certificate of good standing or other document to confirm the corporate existence of SunOpta Global Organic Ingredients Inc.

(c)

A legal opinion of legal counsel for Sunopta Inc. as to the due authorization, execution and delivery of each parent guaranty and letter of comfort described above in 8(a), substantially in the form distributed to the Original Lenders prior to signing the Agreement.

(d)	A legal opinion of Davis LLP, legal advisors to the Arranger and the Facility Agent as to Canadian law, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

SIGNATURES

[Intentionally left blank]

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SIGNATURES

THE COMPANY

THE ORGANIC CORPORATION B.V.

By:

Address:

Fax:

THE ORIGINAL BORROWERS

TRADIN ORGANIC AGRICULTURE B.V.

By:

Address:

Fax:

SUNOPTA FOODS EUROPE B.V.

By:

Address:

Fax

TRADIN ORGANICS USA, LLC

By:

Address:

Fax:

TRABOCCA B.V.

By:

Address:

Fax:

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THE ARRANGERS

ING BANK N.V.

By:

Address:

Fax:

COOPERATIEVE CENTRALE RAIFFEISSEN-BOERENLEENBANK B.A.

By:

Address:

Fax:

DEUTSCHE BANK AG, AMSTERDAM BRANCH

By:

Address:

Fax:

THE FACILITY AGENT

ING BANK N.V.

By:

Address:

Fax:

Attention:

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THE SECURITY AGENT

ING BANK N.V.

By:

Address:

Fax:

Attention:

THE ORIGINAL LENDERS

ING BANK N.V.

By:

Address:

Fax:

COOPERATIEVE CENTRALE RAIFFEISSEN-BOERENLEENBANK B.A.

By:

Address:

Fax:

DEUTSCHE BANK AG, AMSTERDAM BRANCH

By:

Address:

Fax:

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